Exhibit 10.53
LEASE AGREEMENT
BETWEEN
CENTEX OFFICE VISTA RIDGE LEWISVILLE II, L.P.,
AS LANDLORD
AND
CENTEX HOME EQUITY COMPANY, LLC,
AS TENANT
MAY 20, 2003
LEWISVILLE OFFICE II
LEWISVILLE, TEXAS

SECTION 1 — DEFINITIONS	1
1.1 Definitions	1
SECTION 2 — PREMISES	4
2.1 Lease Grant	4
2.2 Initial Improvements	4
2.3 WAIVER OF WARRANTIES: ACCEPTANCE OF CONDITION	4
SECTION 3 — LEASE TERM	4
3.1 Lease Term	4
3.2 Confirmation of Commencement Date	5
3.3 Delay in Commencement Date	5
3.4 Holding Over	5
3.5 Renewal Option	5
SECTION 4 — RENT	5
4.1 Payment of Rent	5
4.2 Basic Operating Costs	6
4.3 Other Amounts Owing to Landlord	9
4.4 Late Payments; Dishonored Checks	9
4.5 Net Lease	9
SECTION 5 — CREDIT ENHANCEMENT	10
SECTION 6 — LEGAL AND CONTRACTUAL LIMITATIONS ON USE OF PREMISES	10
6.1 Use	10
6.2 Compliance with Laws Generally	10
6.3 Compliance with Accessibility Laws	10
6.4 Building Rules and Regulations	10
6.5 Quiet Enjoyment	10
SECTION 7 — OPERATIONAL MATTERS	11
7.1 Services to the Premises	11
7.2 Parking	11
7.3 Graphics; Signage	11
7.4 Repairs and Maintenance by Landlord	12
7.5 Maintenance by Tenant	12
7.6 Repairs and Replacements by Tenant	12

- i -

(continued)

- ii -

(continued)

- iii -

LEASE AGREEMENT
     THIS LEASE AGREEMENT (“Lease”) is executed effective as of May 20, 2003 (the “Effective Date”), between CENTEX OFFICE VISTA RIDGE LEWISVILLE II, L.P., a Delaware limited partnership (“Landlord”), and CENTEX HOME EQUITY COMPANY, LLC, a Delaware limited liability company (“Tenant”).
SECTION 1 — DEFINITIONS
     1.1 Definitions. As used in this Lease, the following terms have the meanings set forth below:
          “Base Rent” means the following:

	Base Rent per Square
	Foot of Area in the
	Building	Anticipated Base	Anticipated Base
Lease Year	(per Year)	Rent per Lease Year	Rent Per Month
1	$13.00	$2,080,000.00	$173,333.33
2	$13.26	$2,121,600.00	$176,800.00
3	$13.53	$2,164,032.00	$180,336.00
4	$13.80	$2,207,312.00	$183,943.00
5	$14.07	$2,251,459.00	$187,621.58
6	$14.35	$2,296,488.00	$191,374.00
7	$14.64	$2,342,418.00	$195,201.50
8	$14.93	$2,389,266.00	$199,105.50
9	$15.23	$2,437,052,00	$203,087.67
10	$15.54	$2,485,792.00	$207,149.33
          The “Base Rent per Square Foot of Area” and “Base Rent per Lease Year” amounts set forth above reflect a 2% compounded annual increase during each year of the Lease Term. Such amounts are subject to adjustment pursuant to the terms of the Improvements Agreement. Landlord and Tenant anticipate that the Building will contain 160,000 square feet of area but agree to confirm the exact square footage in the Acceptance of Premises Memorandum. The annual and monthly amounts set forth above are based on the anticipated square footage, but all computations of Base Rent will be based on the number set forth in the Acceptance of Premises Memorandum.
          “Basic Operating Costs” has the meaning given to such term in Section 4.2.
LEASE AGREEMENT — Page 1

          “Building” means the office building to be constructed upon the Property.
          “Commencement Date” means the earlier of (i) the date that Tenant factually occupies the Premises for the conduct of its business, or (ii) the date on which the Premises is Ready For Occupancy.
          “Default Rate” means the lesser of (i) the rate of 18% per year, or (ii) the maximum rate of interest then permissible for a commercial loan to Tenant in the State.
          “Improvements Agreement” means the Improvements Agreement attached to this Lease as Exhibit “D”.
          “Initial Improvements” has the meaning given to such term in the Improvements Agreement.
          “Landlord-Related Party” means any officer, director, partner, employee, agent or contractor of Landlord.
          “Lease Term” means the period that begins on the Commencement Date and ends on the last day of the 120th full calendar month after the Commencement Date.
          “Lease Year” means a period of 12 consecutive calendar months. If the Commencement Date does not occur on the first day of a month, the first Lease Year will begin on the first day of the month following the Commencement Date.
          “Market Area” means the office market of the Vista Ridge Business Park.
          “Notice Address” means:

With respect to Landlord:	With a copy to:

Centex Office Vista Ridge	Centex Office Vista Ridge Lewisville II, L.P.
Lewisville II, L.P.	c/o Centex Development Company
c/o Centex Development Company	2728 North Harwood
2728 North Harwood	Dallas, Texas 75201
Dallas, Texas 75201	Attn: General Counsel
Attn: Project Manager (Dallas)	Tel: 214.981.6944
Tel: 214.981.6709	Fax: 214.981.6180
Fax: 214.981.6888

With respect to Tenant:	With a copy to:

Centex Home Equity Company, LLC	Centex Home Equity Company, LLC
2828 North Harwood	2828 North Harwood
Dallas, Texas 75201	Dallas, Texas 75201
Attn: Bob Bottorff	Attn: General Counsel
Tel: 214.758.7697	Tel: 214.758.7045
Fax: 214.758.7875	Fax: 214.758.7868
LEASE AGREEMENT — Page 2

          “Parking Areas” means those areas located upon the Property designated by Landlord, from time to time, to be parking areas.
          “Premises” means the Property and all improvements constructed thereon, including the Building and the Parking Areas, as shown on the site plan attached to this Lease as Exhibit “B”.
          “Property” means the land described in Exhibit “A” attached hereto, subject to modification in accordance with Section 2.1.
          “Punchlist Items” means touch-up, minor finish, mechanical adjustment, or similar work to be performed as a part of completing the Initial Improvements that does not unreasonably interfere with the conduct of Tenant’s business at the Premises.
          “Ready For Occupancy” means the Initial Improvements are Substantially Complete and all actions required to be taken by Landlord in order to obtain a temporary or final certificate of occupancy have been performed.
          “Rent” means, collectively, the Base Rent, the Basic Operating Costs, any amounts to be paid by Tenant pursuant to the Improvements Agreement, and all other sums of money becoming due and payable to Landlord under this Lease.
          “Rules and Regulations” means the rules and regulations for the Premises set forth on Exhibit “C” attached hereto, and any reasonable, non-discriminatory rules and regulations that may be adopted or altered by Landlord in accordance with this Lease.
          “State” means the State of Texas,
          “Substantially Complete” means that the Initial Improvements have been completed substantially in accordance with the Plans and Specifications (as defined in the Improvements Agreement), excluding Punchlist Items.
          “Taxes” means all taxes, assessments and governmental charges, whether federal, state, county or municipal, and whether they be by taxing districts or authorities presently taxing the Premises or by others, subsequently created or otherwise and any other taxes, association dues and assessments attributable to the Premises or its operation. The term “Taxes” does not include, federal and state income taxes, franchise taxes, inheritance, estate, gift, corporation, net profits or any similar tax for which Landlord becomes liable and/or which may be imposed upon or assessed against Landlord. If, at any time during the Lease Term, the present method of taxation is changed so that in lieu of the whole or any part of any taxes, assessments or governmental charges levied, assessed or imposed on the Premises, there is levied, assessed or imposed on Landlord a capital levy or other tax directly on the Rent, or a franchise tax, assessment, levy or charge measured by or based, in whole or in part, upon the Rent, then all such taxes, assessments, levies or charges, or the part thereof so measured or based, will be included with the term “Taxes”.
          “Tenant-Related Party” means any officer, director, partner, employee, agent or contractor of Tenant.
LEASE AGREEMENT — Page 3

SECTION 2 — PREMISES
     2.1 Lease Grant. Landlord leases to Tenant, and Tenant leases from Landlord, the Premises, subject to all of the terms and conditions of this Lease. Landlord retains the right to grant easements and similar rights over and upon the Premises so long as Landlord’s exercise of such right does not adversely affect Tenant’s rights hereunder in any material respect. Landlord reserves the right to replat the Property prior to the Commencement Date and in such event, the definition of “Property” in this Lease will be modified automatically so long as the general size and configuration of the Property do not change in any material respect.
     2.2 Initial Improvements. Landlord agrees to construct the Initial Improvements in accordance with all applicable laws and the terms of the Improvements Agreement.
     2.3 WAIVER OF WARRANTIES: ACCEPTANCE OF CONDITION.
          (a) TENANT ACKNOWLEDGES AND AGREES THAT, EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS LEASE (INCLUDING THE IMPROVEMENTS AGREEMENT), NEITHER LANDLORD NOR ANY LANDLORD-RELATED PARTY HAS MADE ANY REPRESENTATION OR WARRANTY, EITHER EXPRESS OR IMPLIED, AS TO THE HABITABILITY, MERCHANTABILITY, SUITABILITY, QUALITY, CONDITION OR FITNESS FOR ANY PARTICULAR PURPOSE (COLLECTIVELY, THE “DISCLAIMED WARRANTIES”) WITH REGARD TO THE PREMISES. TENANT HEREBY WAIVES, TO THE EXTENT PERMITTED BY LAW, THE DISCLAIMED WARRANTIES WITH REGARD TO THE PREMISES.
          (b) Tenant’s taking possession of the Premises will be conclusive evidence that (i) Tenant has inspected (or has caused to be inspected) the Premises, (ii) Tenant accepts the Premises as being in good and satisfactory condition and suitable for Tenant’s purposes, and (iii) the Premises fully complies with Landlord’s covenants and obligations hereunder.
          (c) Notwithstanding the foregoing, Tenant does not waive the right to cause Landlord to (i) correct any defective work covered by any warranty in the Improvements Agreement, (ii) complete any Punchlist Items in accordance with the terms of the Improvements Agreement, or (iii) correct any “latent defects” (i.e., defects not reasonably discoverable during a thorough investigation of the Premises) in or affecting the Premises. If Tenant does not give Landlord written notice within 9 months following the Commencement Date regarding alleged defects in the performance of the work under the Improvements Agreement, such failure will constitute a waiver of any further claims of Tenant regarding such defects. However, nothing contained in this Section 2.3(e) limits the right of Tenant to enforce the repair and maintenance obligations of Landlord under this Lease.
SECTION 3 — LEASE TERM
     3.1 Lease Term. This Lease will continue in force during a period beginning on the Effective Date of this Lease and ending on the expiration of the Lease Term, unless this Lease is terminated early or extended to a later date pursuant to the terms of this Lease. The Lease Term will commence and Rent will accrue beginning on the Commencement Date.
LEASE AGREEMENT — Page 4

     3.2 Confirmation of Commencement Date. On or about the Commencement Date, Landlord and Tenant will execute a Memorandum Regarding Acceptance of Premises in the form of Exhibit “F” attached hereto confirming the Commencement Date and the acceptance of the Premises by Tenant (subject to the completion of any remaining Punchlist Items).
     3.3 Delay in Commencement Date. Subject to the limitations set forth herein, Landlord agrees to make the Premises Ready For Occupancy on or before the later of (i) the date which is 240 days after the date on which Landlord receives all permits and approvals required for the construction of the Shell Work (as defined in the Improvements Agreement), or (ii) the date which is 60 days after the date on which Landlord receives all permits and approvals required for the construction of the Finish Work (as defined in the Improvements Agreement). If the Commencement Date is delayed due to a Tenant Delay (as defined in the Improvements Agreement), the obligations of Tenant under this Lease (including, without limitation, the obligation to pay Rent) will commence as of the date that the Commencement Date would have occurred but for the Tenant Delay. If, however, the Commencement Date is delayed due to any reason other than a Tenant Delay (subject to Section 13.8 hereof), then, as Tenant’s sole remedy for the delay in Tenant’s occupancy of the Premises, Tenant will be entitled to deduct from future installments of Base Rent an amount equal to $750.00 for each day of delay (up to a maximum of $45,000.00). The foregoing amounts have been agreed to by Landlord and Tenant as liquidated damages, the precise amount of such damage not being susceptible to exact proof.
     3.4 Holding Over. If Tenant continues to occupy the Premises after the expiration of the Lease Term without the prior written consent of Landlord, such occupancy will be a tenancy at sufferance under all of the terms, covenants and conditions of this Lease, but the Base Rent will increase to a daily Base Rent equal to the number determined by multiplying the Base Rent for the final mouth of the tease Term by 150%, and then dividing by 30. Tenant will also pay any and all costs, expenses or damages sustained by Landlord as a result of such holdover.
     3.5 Renewal Option. Landlord grants to Tenant the right to renew the Lease Term in accordance with the provisions set out in Exhibit “G” attached hereto and made a part hereof for all purposes.
SECTION 4 — RENT
     4.1 Payment of Rent.
          (a) Except as otherwise expressly provided in this Lease, Tenant must pay Rent to Landlord in advance in monthly installments on the first day of each calendar month during the Lease Term, at Landlord’s Notice Address or to such other person or at such other address as Landlord may from time to time designate in writing.
          (b) Landlord may, at its option, bill Tenant for Rent, but no delay or failure by Landlord in providing such a bill will relieve Tenant from the obligation to pay the Rent on the first day of each month as provided herein. Rent must be paid without notice, demand, abatement, deduction or offset, except as otherwise expressly provided in this Lease.
          (c) If the Lease Term commences on a day other than the first day of a calendar month, then the Base Rent for such partial month will be prorated and paid at the rental
LEASE AGREEMENT — Page 5

rate applicable during the first full month of the Lease Term. Tenant must pay the Base Rent due for the first full month of the Lease Term when Tenant delivers to Landlord an executed copy of this Lease.
     4.2 Basic Operating Costs.
          (a) Prior to the commencement of each calendar year during the Lease Term (not including the calendar year in which the Lease Term commences), Landlord may, at its option, provide Tenant with a then-current estimate of Basic Operating Costs for the upcoming calendar year. Tenant must pay, as additional rental, in monthly installments in accordance with Section 4.1, the reasonably estimated Basic Operating Costs for the calendar year in question. The failure of Landlord to estimate Basic Operating Costs and bill Tenant on a monthly basis will not relieve Tenant of its obligation to pay Basic Operating Costs. If any Basic Operating Costs arise for which Landlord requests reimbursement, Tenant will be responsible for such amount in accordance with Section 4.3.
          (b) By April 1 of each calendar year during Tenant’s occupancy (including the calendar year following the year in which the Lease Term is terminated), or as soon thereafter as possible, Landlord will furnish to Tenant a statement of Basic Operating Costs (the “Statement”). Landlord and Tenant will determine whether there is any difference between the amount, if any, collected by Landlord from Tenant for the estimated Basic Operating Costs and the actual amount of Basic Operating Costs. If there is an underpayment, Tenant must pay the amount of such underpayment to Landlord within 30 days following delivery of the Statement. If there has been an overpayment by Tenant, Landlord will, at Tenants option, either refund such overpayment to Tenant in cash or credit such overpayment against Rent next coming due under the Lease. At the end of the Lease Term, if no Event of Default exists, Landlord will refund any overpayment to Tenant in cash. If the Lease Term commences or ends at any time other than the first day of a calendar year, Basic Operating Costs will be prorated for such calendar year according to the number of days of the Lease Term in such calendar year.
          (c) If there exists any dispute as to the calculation of Basic Operating Costs (a “Dispute”), the events, errors, acts or omissions giving rise to the Dispute will not constitute a breach or default by Landlord nor shall Landlord be liable to Tenant, except as specifically provided below. If there is a Dispute, Tenant must notify Landlord in writing within 60 days after receipt of the Statement, specifying the items in Dispute. Notwithstanding the existence of a Dispute, Tenant must timely pay the amount in dispute as and when required under this Lease, but payment will be without prejudice to Tenant’s position. Upon receipt of the payment, Landlord will give Tenant such supplementary information regarding the items in Dispute as may be reasonably requested by Tenant in an effort to resolve such Dispute. If Landlord and Tenant are unable to resolve the Dispute, the Dispute will be referred to a mutually satisfactory third party certified public accountant for final resolution, although Tenant will retain the audit rights contained in Section 4.2(d). The cost of the certified public accountant will be paid by the party found to be least accurate (in terms of dollars in dispute). The decision of the certified public accountant will be final and binding. Final settlement must be made within 30 days after receipt of such accountant’s decision. If a Dispute is resolved in favor of Tenant, Landlord must pay to Tenant the amount of the overpayment plus interest thereon from the time of such overpayment at the Default Rate. If Tenant fails to dispute the calculation of Basic Operating
LEASE AGREEMENT — Page 6

Costs in accordance with the procedures and within the time periods specified in this Section 4.2(c), or if Tenant fails to request an audit of Basic Operating Costs in accordance with the procedures and within the time periods specified in Section 4.2(d), the Statement will be considered final and binding for the calendar year in question.
          (d) Tenant, at Tenant’s expense, will have the right, no more frequently than once per calendar year, following 30 days’ prior written notice (such written notice to be given within 60 days following Tenant’s receipt of the Statement) to Landlord, to audit Landlord’s books and records relating to Basic Operating Costs for the immediately preceding calendar year only. Tenant’s right to audit Landlord’s books and records is subject to the following conditions:
               (1) Basic Operating Costs for the calendar year in question must have increased by more than 3% over Basic Operating Costs for the immediately preceding calendar year.
               (2) Tenant must conduct the audit in a manner that will not unreasonably interfere with the conduct of Landlord’s business.
               (3) Tenant must conduct the audit during normal business hours and at the location where Landlord maintains its books and records in either Dallas, Tarrant, Denton, or Collin County, Texas.
               (4) Tenant must deliver to Landlord a copy of the final results of such audit within 10 days after its receipt by Tenant.
               (5) No audit will be permitted if an Event of Default by Tenant (including any failure by Tenant to pay an amount in Dispute) has occurred and is continuing.
               (6) Tenant must reimburse Landlord for the cost of all copies requested by Tenant’s auditor.
               (7) The audit must be conducted by Tenant or an independent, nationally-recognized accounting firm or a local accounting firm reasonably acceptable to Landlord that is not being compensated by Tenant on a contingency fee basis. The auditor and Tenant must agree with Landlord in writing to keep the results of the audit confidential by executing and delivering to Landlord a confidentiality agreement in a form acceptable to Landlord, in Landlord’s reasonable discretion. Such confidentiality agreement must not prevent disclosure (i) in the case of litigation or alternative dispute resolution proceedings between Landlord and Tenant, or (ii) if Tenant is otherwise obligated to disclose such information under applicable laws or judicial order.
               (8) No subtenant will have the right to audit Landlord.
               (9) Tenant and its permitted assignees will be permitted only a total of 1 audit per calendar year.
               (10) Provided Landlord timely provides access to Landlord’s books and records, Tenant must conclude the audit within 90 days after Tenant’s receipt of the Statement.
LEASE AGREEMENT — Page 7

               (11) Any assignee’s audit right will be limited to the period after the effective date of the assignment.
Unless Landlord in good faith disputes the results of the audit, an appropriate adjustment will be made between Landlord and Tenant to reflect any overpayment or underpayment of Basic Operating Costs within 30 days after delivery of such audit to Landlord, in the manner described in Section 4.2(b). If Landlord in good faith disputes the results of any such audit, the parties will in good faith attempt to resolve any disputed items. If Landlord and Tenant are able to resolve such dispute, final settlement will be made within 30 days after resolution of the dispute. If the parties are unable to resolve any such dispute, either Landlord or Tenant may trigger the Dispute mechanism described in Section 4.2(c). If the audit conducted by Tenant correctly discloses that Tenant’s Share of Basic Operating Costs has been overstated by more than 5%, then within 30 days after receipt of an invoice from Tenant, Landlord must reimburse Tenant for the reasonable cost of performing such audit together with interest on any overpayment from the time of such overpayment at the Default Rate.
     (e) “Basic Operating Costs” means all costs and expenses incurred by Landlord in each calendar year of operating, maintaining, managing, repairing, managing and, except to the extent otherwise expressly provided herein, owning the Premises. “Basic Operating Costs” may include, without limitation, the cost of utilities attributable to the Premises, insurance, Taxes, water service and sewer charges, interior and exterior maintenance, property owners’ association dues and assessments, property management fees, parking lot maintenance, and any and all sales, use or other taxes with respect to the foregoing charged by 1 a more applicable authorities.
     (f) “Basic Operating Costs” will not include any expenses or costs for the following items:
               (1) Depreciation or amortization of the Building or its contents or components;
               (2) Expenses for the preparation of space (including tenant finish out costs) or other similar type work which Landlord performs for any tenant or prospective tenant of the Building;
               (3) Expenses incurred in leasing or obtaining new tenants or retaining existing tenants, such as marketing costs and leasing commissions;
               (4) Legal expenses;
               (5) Interest, amortization or other costs associated with any mortgage, loan or refinancing of the Premises;
               (6) Any ground rent incurred for the Premises;
               (7) Any building or property management fees in excess of 2% of Rent (provided that this limitation will apply only to the extent this Lease continues to cover the entire Premises); or
LEASE AGREEMENT — Page 8

               (8) Any expenses paid directly by Tenant or any expenses for which Landlord is reimbursed or which Landlord recovers (through insurance or otherwise) from a third party.
     4.3 Other Amounts Owing to Landlord. If Landlord incurs any expenses on behalf of Tenant or is otherwise due reimbursement from Tenant under this Lease, such amounts will be additional Rent. Tenant must pay the amounts owing within 30 days after its receipt of an invoice from Landlord.
     4.4 Late Payments; Dishonored Checks.
          (a) If Landlord does not receive any installment of Rent within 5 days after the date due, Tenant, to the extent permitted by law, must pay, in addition to the installment of Rent, a late payment charge equal to 5% of the installment of Rent past due. The late payment charge will increase to 10% of the installment of Rent past due if Tenant becomes responsible for a late payment charge more than twice during any consecutive 12-month period. The late payment charge will revert to 5% after Tenant has paid Rent for 12 consecutive months without incurring a late payment charge. Because the additional costs and expenses resulting to Landlord from late payments are difficult to ascertain precisely, this late payment charge constitutes a reasonable and good faith estimate by the parties of the extent of such additional costs and expenses.
          (b) In addition to the late payment charge contained in Section 4.4(a), all Rent, if not paid within 30 days after the date due, will, at the option of Landlord, and to the extent permitted by law, bear interest from the date due until paid at the Default Rate.
          (c) Acceptance of a late payment charge by Landlord does not constitute a waiver of Tenant’s default with respect to the overdue amount, nor will it be construed as a waiver by Landlord of the requirement for timely payment nor create a course of dealing permitting such late payments. Any payment by Tenant or receipt by Landlord of a lesser amount than the monthly installment of Rent due under this Lease will be deemed to be on account of the earliest Rent due hereunder. No endorsement or statement on any check or any letter accompanying any check or payment as Rent will be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such Rent or pursue any other remedy provided in this Lease.
     4.5 Net Lease. Except as otherwise provided in Section 7.4(a), this Lease is intended to be a fully net lease, so that this Lease will yield, net to Landlord, the Rent specified in this Lease. In that regard, except as otherwise provided in Section 7.4(a) of this Lease, all Basic Operating Costs, utility charges, maintenance expenses, repair and replacement expenses; expenses relating to compliance with all applicable laws and all other costs, fees, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Premises which may arise or become due during the Lease Term must be paid and discharged by Tenant.
LEASE AGREEMENT — Page 9

SECTION 5 — CREDIT ENHANCEMENT
     The obligations of Tenant under this Lease, financial and otherwise, will be guaranteed by Centex Financial Services, Inc., a Nevada corporation (“Guarantor”), pursuant to the terms of that certain Guaranty Agreement (the “Guaranty”) in the form attached hereto as Exhibit “E”. The Guaranty must be signed by Guarantor concurrently with the execution of this Lease.
SECTION 6 — LEGAL AND CONTRACTUAL LIMITATIONS ON USE OF PREMISES
     6.1 Use. The Premises must be used solely for general office purposes. The Premises may not be used for any other purpose.
     6.2 Compliance with Laws Generally.
          (a) Tenant, at Tenant’s sole cost and expense, must comply with all current and future federal, state, municipal and other laws and ordinances applicable to the use of the Premises permitted in Section 6.1, the employees, agents, visitors and invitees of Tenant, and the business conducted in the Premises by Tenant, including, without limitation, all environmental laws and regulations.
          (b) Tenant may not place or permit to remain within the Premises any “hazardous materials” as such term is now or hereafter defined under applicable environmental laws. Tenant may store and use, however, cleaning supplies, copier toner or other similar type products commonly found in commercial office space, so long as such items are properly labeled, stored and disposed of in accordance with all applicable governmental requirements.
     6.3 Compliance with Accessibility Laws. Tenant, at its sole cost, is responsible for compliance with the Americans With Disabilities Act and comparable federal, state and local statutes or regulations relating to accessibility of facilities (the ‘Accessibility Laws”) with respect to the Premises. Tenant will not be in default under this Section 6.3 for its failure to comply with Accessibility laws so long as Tenant is either contesting in good faith, and by legal means, the enforcement of Accessibility Laws, or is undertaking diligent efforts to comply with Accessibility Laws.
     6.4 Building Rules and Regulations. Landlord has the right to adopt and modify reasonable, non-discriminatory Rules and Regulations governing the use and occupancy of the Premises, but Landlord may not enforce against Tenant any modified Rules and Regulations which materially and adversely affect Tenant’s rights under this Lease or materially increase Tenant’s monetary obligations under this Lease. Tenant must comply with the Rules and Regulations and must cause all of its Tenant-Related Parties, contractors, invitees and visitors to do so as well. Landlord may change the Rules and Regulations from time to time, as Landlord reasonably deems necessary. Any changes to the Rules and Regulations will be effective when sent by Landlord to Tenant in writing. Landlord will have no liability to Tenant or any other person for its failure to enforce the Rules and Regulations, but Landlord agrees to enforce the Rules and Regulations on a nondiscriminatory basis.
     6.5 Quiet Enjoyment. Tenant, on paying all sums required under this Lease and performing and observing all of its covenants and agreements, may peaceably and quietly occupy
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and use the Premises during the Lease Term. Such occupancy and use is subject to the provisions of this Lease, all matters of record affecting the Premises and applicable governmental laws, rules, and regulations. Landlord warrants and forever defends Tenant’s right to such occupancy against the claims of any and all persons lawfully claiming the same or any part thereof, subject only to the provisions of this Lease, all matters of record affecting the Premises and all applicable governmental laws, rules, and regulations.
SECTION 7 — OPERATIONAL MATTERS
     7.1 Services to the Premises. Landlord is not required to furnish any utility services and Tenant must pay the appropriate utility provider directly for all water, gas, heat, light, power, telephone, sewer, fire sprinkler, lawn sprinkler charges and other utilities and similar services used on or from the Premises, together with any taxes, penalties, surcharges, or the like pertaining thereto and any maintenance charges required in connection with such utilities. If any services to the Premises are interrupted, Tenant will have no claim for rebate of Rent, damages (including damages for business interruption) or eviction on account thereof. In no event will Landlord be liable for any interruption or failure of utility services on the Premises.
     7.2 Parking.
          (a) Landlord is providing the Parking Areas for the non-exclusive and common use of Landlord, all tenants of the Building, and their respective employees, agents, subtenants, licensees, visitors, guests and invitees. Use of the Parking Areas is subject to availability, but Landlord must provide at least 1,170 parking spaces in the Parking Areas. If any parking spaces become unavailable to Tenant due to casualty damage, flooding, condemnation or repairs, Landlord will use reasonable efforts to provide Tenant with reasonably satisfactory alternative parking arrangements until the use of the parking spaces is restored. Tenant will have no right, however, to terminate this Lease by reason of the loss of any parking spaces.
          (b) Tenant, the Tenant-Related Parties, and Tenant’s contractors, licensees and invitees must comply with the Rules and Regulations regarding the Parking Areas. Landlord is entitled and authorized to place a wheel lock or other device restricting mobility of any vehicle violating the Rules and Regulations and to have the vehicle towed away, at the sole risk and expense of the vehicle owner. Landlord may, but is not obligated to, use such access devices as Landlord deems necessary to ensure that only authorized persons will use the Parking Areas.
     7.3 Graphics; Signage.
          (a) Tenant is required to obtain Landlord’s prior written approval for any signage to be located at the Premises (other than interior signage that is not visible from the exterior of the Building). All such signage is subject to any applicable governmental laws, ordinances, regulations, Landlord’s standard sign criteria, subdivision codes, covenants and restrictions. Tenant, at its sole cost and expense, must remove all signage upon the termination of this Lease and repair any damage caused by such removal, all to the reasonable satisfaction of Landlord.
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          (b) In addition to the interior signage described above, Landlord will allow Tenant to place a panel on any monument sign for the Building. Landlord makes no representation or warranty as to the availability of such signage and Tenant acknowledges that in all cases the signage will be subject to approval by Landlord (not to be unreasonably withheld) and the applicable governmental authorities prior to installation.
     7.4 Repairs and Maintenance by Landlord.
          (a) Landlord must maintain and keep in good repair, reasonable wear and tear excepted, the following at its sole cost and expense: the roof structure, the structural soundness of the exterior walls of the Building (not including windows, glass or plate glass, doors, special store fronts or office entries), exterior painting of the Building, and the foundation of the Building. All requests for repairs must be submitted to Landlord or its manager in writing, except in the case of an emergency. The cost of repairs and maintenance by Landlord pursuant to this Section 7.4(a) will be borne solely by Landlord and will not be included in Basic Operating Costs. If Tenant’s use of the Premises is materially impaired as a result of Landlord’s failure to perform any maintenance or repairs required by this Section 7.4(a) and such failure continues for 20 days after Tenant delivers written notice to Landlord specifying the required maintenance or repairs, then Tenant will be entitled to an equitable abatement of Base Rent during the period that Tenant’s use is so impaired.
          (b) Landlord also must maintain and keep in good repair, reasonable wear and tear excepted, those portions of the Premises not described in Section 7.4(a). However, the cost of repairs and maintenance by Landlord pursuant to this Section 7.4(b) will be included in Basic Operating Costs. With Tenant’s prior approval (not to be unreasonably withheld), Landlord may engage a property manager to handle such responsibilities, in which case Tenant agrees to coordinate all requests with the property manager.
     7.5 Maintenance by Tenant. Tenant must cooperate with Landlord to maintain the Premises in a clean, orderly and sanitary condition. Tenant must not commit or allow any waste to be committed on any portion of the Premises. Tenant must provide regular janitorial service for the Premises if not included in the services provided by Landlord or its manager. At the expiration or early termination of this Lease, Tenant will deliver up the Premises to Landlord in as good condition as at the Commencement Date, ordinary wear and tear and damage by fire or casualty loss excepted.
     7.6 Repairs and Replacements by Tenant. Tenant will be responsible for the cost of repairing or replacing all items that are not the responsibility of Landlord under Section 7.4(a), including any damage to the Premises, or any part thereof, caused by Tenant, any Tenant-Related Party or any subtenant, guest, licensee or invitee of Tenant.
     7.7 Alterations, Improvements.
          (a) Except as provided below, Tenant may make no alteration, change, improvement, replacement or addition to the Premises (collectively, “Alterations”) without the prior written consent of Landlord. Landlord may condition its consent on the requirement that Tenant remove any Alterations upon or prior to the expiration or termination of this Lease.
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Notwithstanding the foregoing, however, Landlord’s consent is not required for interior Alterations that cost less than $10,000 and that do not materially and adversely affect, in any way, the mechanical, electrical, plumbing, HVAC, structural or fire and life safety components of the Building (“Non-Structural Alteration”). Tenant agrees to notify Landlord prior to performing Non-Structural Alterations. Landlord may, at its option, require Tenant to submit plans and specifications to Landlord for approval prior to commencing any Alterations that are not Non-Structural Alterations. Landlord agrees to use reasonable efforts to review such plans and specifications and either approve or disapprove of the same within 10 days after receipt from Tenant. If Landlord has not approved of such plans and specifications within such 10-day period, then Tenant may send a second notice to Landlord requesting approval. If Landlord does not respond with approval or objections within the 5 days thereafter, then the plans and specifications will be deemed approved.
          (b) All Alterations must be done in a good and workmanlike manner and in compliance with all applicable laws and ordinances. All Alterations (other than Non-Structural Alterations) must be performed by a contractor reasonably acceptable to Landlord. Any contractors used by Tenant must carry a comprehensive liability (including builder’s risk) insurance policy in such amounts as Landlord may reasonably require and must provide proof of such insurance to Landlord prior to the commencement of any Alterations. Upon completion of any Alterations, Tenant must provide Landlord with a copy of its building permit, final inspection tag and, if plans and specifications were required by Landlord, final “as built” plans and specifications, together with evidence of the lien-free completion of such Alterations. All Alterations now or hereafter placed or constructed on the Premises at the request of Tenant will beat Tenant’s cost. If Landlord performs Alterations on Tenant’s behalf; Tenant must pay the cost of such Alterations (plus a construction management fee equal to 5% of hard costs).
          (c) Upon the expiration or early termination of this Lease, Tenant may remove its trade fixtures, office supplies and movable office furniture and equipment not attached to the Building provided (i) such removal is made prior to the expiration or within 5 days after the termination of the Lease Term; (ii) Tenant is not then in default in the timely performance of any obligation or covenant under this Lease; and (iii) Tenant promptly repairs all damage caused by such removal. All other property at the Premises, any Alterations to the Premises, and any other articles attached or affixed to the floor, wall, or ceiling of the Premises will, immediately upon installation, be deemed the property of Landlord and will be surrendered with the Premises at the termination or expiration of this Lease, without payment or compensation therefor. If, however, Landlord so requests in writing, Tenant must, at Tenant’s sole cost and expense, prior to the expiration or within 5 days after the termination of the Lease Term, remove any and all trade fixtures, office supplies and office furniture and equipment placed or installed by Tenant in the Premises, and any Alterations (other than the Initial Improvements) installed by Tenant or installed by Landlord at Tenant’s request if Landlord notified Tenant at the time it approved the plans and specifications that Landlord would require the removal of such Alterations upon the expiration or termination of this Lease. Tenant must repair any damage caused by such removal.
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     7.8 Telecommunications.
          (a) If Tenant desires to utilize the services of a telephone or telecommunications provider whose equipment is not servicing the Building as of the Effective Date (the “Telecommunications Provider”), Tenant must notify Landlord. The Telecommunications Provider must obtain the written consent of Landlord, which consent will not be unreasonably withheld, conditioned, or delayed, before installing its lines or equipment or otherwise providing service within the Building.
          (b) Landlord’s consent under this section will not be deemed any kind of warranty or representation by Landlord as to the suitability, competence, or financial strength of the Telecommunications Provider. All telephone and telecommunications services desired by Tenant will be ordered and utilized at the sole risk and expense of Tenant. Tenant agrees that if service by the Telecommunications Provider is interrupted, curtailed, or discontinued for any reason other than the negligence or misconduct of Landlord or a Landlord-Related Party, Landlord will have no obligation or liability with respect thereto and that Tenant will have the sole obligation to obtain substitute service at its expense.
     7.9 Change of Building Name. Landlord reserves the right at any time to change the name of the Building. Landlord will use reasonable efforts to give Tenant 30 days’ advance written notice of such change.
     7.10 Entry by Landlord. Tenant agrees that Landlord and its employees, agents, contractors or representatives may enter into and upon any part of the Premises at all reasonable hours upon reasonable prior notice (and in the case of emergencies at all times and without notice) to inspect the same, or to show the Premises to prospective purchasers, mortgagees, or insurers or, within the last 12 months of the Lease Term only, to prospective tenants, or to clean or make repairs, alterations or additions thereto. Tenant will not be entitled to any abatement or reduction of Rent by reason of any such entry. Landlord will use reasonable efforts to minimize any disruption to the conduct of Tenant’s business by reason of any such entry.
SECTION 8 — TRANSFER OF LEASEHOLD RIGHTS
     8.1 Transfers by Tenant.
          (a) Tenant may not assign this Lease or sublease the Premises or any part thereof or mortgage, pledge or hypothecate its leasehold interest or grant any concession or license within the Premises (any such assignment, sublease, mortgage, pledge, hypothecation, or grant of a concession or license by Tenant is referred to in this Section 8 as a “Transfer”) without the prior written consent of Landlord, which consent will not be unreasonably withheld, conditioned, or delayed. Any attempt to effect a Transfer without the consent of Landlord will be void and of no effect.
          (b) To make a Transfer, Tenant must request in writing Landlord’s consent at least 30 days in advance of the date on which Tenant desires to make a Transfer and pay Landlord a $250.00 fee for reviewing the request plus the amount of any fee charged by Landlord’s lender in connection with the review of any proposed Transfer (the “Review Fee”). The request must include the name of the proposed assignee or sublessee, current financial
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information on the proposed assignee or sublessee, the terms of the proposed Transfer, and, if the Transfer is a sublease or assignment of only a portion of the Premises, information regarding access or construction issues that must be addressed to facilitate the Transfer. The request also must state that Landlord’s failure to respond within the designated period will result in a deemed approval of the Transfer. Landlord will, within 15 days following receipt of such request, notify Tenant in writing that Landlord elects (i) to permit Tenant to assign or sublet such space in accordance with the terms provided to Landlord, or (ii) to refuse consent to Tenant’s requested Transfer and to continue this Lease in full force and effect as to the entire Premises. If Landlord fails to notify Tenant in writing of such election within the 15-day period, Landlord will be deemed to have elected option (i) above.
          (c) The consent by Landlord to a particular Transfer will not be deemed a consent to any other subsequent Transfer. If this Lease, the Premises or the Tenant’s leasehold interest, or any portion of the foregoing, is transferred, or if the Premises are occupied in whole or in part by anyone other than Tenant without the prior consent of Landlord as provided herein, Landlord may collect rent from the transferee or other occupant and apply the net amount collected to the Rent payable hereunder. Such collection or application of rent by Landlord, however, will not be deemed a waiver of the provisions hereof or a release of Tenant from the further performance by Tenant of its covenants, duties and obligations hereunder.
     8.2 Affiliate Transfers. As used herein, the term “Transfer” includes any consolidation, reorganization, merger, sale of assets, sale of a controlling interest in stock, transfer by operation of law, or similar transaction. However, Tenant has the right, subject to Section 8.3, without Landlord’s consent, to assign this Lease or sublet all or any portion of the Premises to any person or entity who controls, is controlled by, or is under common control with the original Tenant named in this Lease (an “Affiliate Transfer”). The term “control” means, with respect to a corporation, the right to exercise, directly or indirectly, more than 50% of the voting rights attributable to the shares of the controlled corporation, and, with respect to a person or entity that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of the controlled person or entity. Tenant must provide Landlord with written notice of any Affiliate Transfer within 10 days after the effective date of such the Affiliate Transfer.
     8.3 Transfer Requirements. The following requirements apply to all Transfers (including Affiliate Transfers):
          (a) Tenant must, in the case of an assignment, cause the assignee to expressly assume and agree to perform, all of the covenants, duties and obligations of Tenant under this Lease arising after the effective date of the assignment. The assignee will be jointly and severally liable under the Lease along with Tenant.
          (b) The use of the Premises by the assignee or transferee must be consistent with the terms of this Lease. All of the terms and provisions of this Lease will continue to apply after a Transfer.
          (c) Tenant will remain directly and primarily liable for the performance of all the covenants, duties and obligations of Tenant under this Lease (including, without limitation,
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the obligation to pay Rent). Landlord will be permitted to enforce the provisions of this Lease against the undersigned Tenant or any transferee, or both, without demand upon or proceeding in any way against any other persons.
     8.4 Transfers by Landlord. Landlord will have the right to transfer and assign, in whole or in part, all of its rights and obligations hereunder and in the Premises. Upon the assumption by the transferee of the obligations of Landlord hereunder, Landlord will be released from any further obligations accruing after the date of transfer, and Tenant will look solely to such successor-in-interest of Landlord for the performance of such obligations.
SECTION 9 — INSURANCE; CASUALTY; ALLOCATION OF LIABILITY
     9.1 Property Insurance.
          (a) Landlord must maintain an insurance policy or policies of “risks of direct physical loss” in a “special form” basis (or comparable coverage by whatever name denominated), if reasonably available, on the portion of the Premises that is the property of Landlord (including Alterations by Tenant that have become the property of Landlord), in an amount equal to not less than 90% of the replacement cost. Such insurance and any other insurance required by Landlord’s lender (including, without limitation, rent loss coverage and terrorism insurance) will be maintained at the expense of Landlord (as a part of the Basic Operating Costs), and payments for losses thereunder will be made solely to Landlord or to the mortgagees of Landlord as their interests may appear. If insurance premiums for the Premises increase due to: (i) any subsequent improvements made by Tenant to the Premises or made by Landlord at Tenant’s request, or (ii) as a result of Tenant’s use of the Premises, Landlord may elect to require Tenant to pay directly for the increased premiums rather than including such increased premiums in Basic Operating Costs. From time to time following Tenant’s written request (but not more than once annually), Landlord must provide to Tenant a current certificate of insurance evidencing Landlord’s compliance with this Section 9.1.
          (b) Tenant must maintain an insurance policy or policies of “risks of direct physical loss” in a “special form” basis (or comparable coverage by whatever name denominated), if reasonably available, on all of its personal property, including removable trade fixtures, office supplies and movable office furniture and equipment, located on the Premises, in an amount equal to full replacement cost and endorsed to provide that Tenant’s insurance is primary in the event of any overlapping coverage with the insurance carried by Landlord. Such insurance will be maintained at the expense of Tenant and payment for losses thereunder will be made solely to Tenant or to the mortgagees of Tenant (if permitted hereunder) as their interests may appear. Tenant must, prior to occupancy of the Premises and at Landlord’s request from time to time (but not more than once annually), provide to Landlord a current certificate of insurance evidencing Tenant’s compliance with this Section 9.1. Tenant must obtain the agreement of Tenant’s insurers to notify Landlord at least 30 days prior to any cancellation or expiration of a property insurance policy.
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     9.2 Liability Insurance.
          (a) Landlord must maintain a policy or policies of commercial general liability insurance covering the Premises on ISO Form CG 0001 or its equivalent, insuring against claims for personal or bodily injury or death or property damage (including contractual indemnity and liability coverage without contractual exclusion) occurring upon, in or about the Premises, with premiums thereon paid on or before the due date. The policy or policies must be issued and binding upon an insurance company licensed to do business in the State of Texas having an A.M. Best rating of “A-VIII” or better. Such insurance must provide coverage of not less than $2,000,000 per occurrence for bodily injury and property damage, $2,000,000 per occurrence for personal and advertising injury, $2,000,000 for general aggregate liability, and such other coverage as Landlord may deem appropriate. Such insurance must be maintained at the expense of Landlord (as a part of the Basic Operating Costs), and payments for losses thereunder will be made solely to Landlord or any additional insured, as appropriate. From time to time following Tenant’s written request (but not more than once annually), Landlord must provide to Tenant a certificate of insurance evidencing Landlord’s compliance with this Section 9.2.
          (b) Tenant must maintain a policy or policies of commercial general liability insurance covering the Premises and Tenant’s use thereof on ISO Form CG 0001 or its equivalent, insuring against claims for personal or bodily injury or death or property damage (including contractual indemnity and liability coverage without contractual exclusion) occurring upon, in or about the Premises, with the premiums thereon fully paid on or before the due date. The policy or policies must be issued by and binding upon an insurance company licensed to do business in the State having an A.M. Best Rating of “A-VIII” or better. Such insurance must provide minimum protection of not less than $2,000,000 per occurrence of bodily injury and property damage, $2,000,000 per occurrence for personal and advertising injury, $2,000,000 for general aggregate liability. Tenant’s insurance must contain an endorsement that Tenant’s insurance is primary for claims arising out of an incident or event occurring within the Premises. Tenant’s insurance must contain a provision naming Landlord (and any mortgagee designated by Landlord) as an additional insured. Tenant must, prior to occupancy of the Premises and at Landlord’s request from time to time, provide Landlord with a current certificate of insurance evidencing Tenant’s compliance with this Section 9.2. Tenant must obtain the agreement of Tenant’s insurers to notify Landlord at least 30 days prior to any cancellation or expiration of a liability insurance policy.
          (c) Tenant must also maintain worker’s compensation insurance coverage in accordance with applicable law.
          (d) The minimum coverage requirements set forth in this Section 9.2 will automatically increase by 15% at the beginning of every fifth Lease Year during the Lease Term.
     9.3 Casualty Damage.
          (a) If the Premises is damaged by fire or other casualty, Tenant must give prompt written notice to Landlord.
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     (b) Landlord may terminate the Lease due to a casualty if:
               (1) The Building is so damaged by fire or other casualty that substantial alteration or reconstruction of the Building will, in the judgment of an independent architect selected by Landlord, be required;
               (2) Any mortgagee under a first mortgage or first deed of trust covering the Building requires that the insurance proceeds payable as a result of the casualty be used to reduce or retire the mortgage debt;
               (3) The casualty is not insured under the insurance policy or policies of “risks of direct physical loss” required to be carried by Landlord pursuant to the terms of Section 9.1; or
               (4) Landlord reasonably determines that insurance proceeds will be insufficient to restore the Building.
          (c) If Landlord does not terminate this Lease, Landlord will, as soon as practicable, but no more than 90 days after the date of the casualty, commence to repair and restore the Building and will proceed with reasonable diligence to restore the Building to substantially its condition prior to the occurrence of the casualty. However, Landlord will not be required to rebuild, repair, or replace any part of Tenant’s removable furniture, fixtures and equipment or any Alterations to the Premises made by Tenant following the Commencement Date which were not approved by Landlord in writing. Furthermore, Landlord will not be required to spend for the restoration work an amount in excess of the insurance proceeds actually received by Landlord as a result of the casualty, plus any deductible amounts thereunder (but Landlord may choose, at its option, to provide the extra funds necessary to complete the restoration).
          (d) If Landlord does not either commence the repairs to the Building within the time required herein or complete the repairs to the Building within 270 days after the date of the casualty, Tenant may terminate the Lease by written notice to Landlord given no later than 30 days following the date on which Landlord was to commence or complete such repairs, as the case may be.
          (e) Landlord will not be liable for any inconvenience or annoyance to Tenant or injury to the business of Tenant resulting in any way from the casualty or its repair. However, Landlord will allow Tenant an equitable abatement of Rent during the time and to the extent the Premises are unfit for occupancy. But if the Premises is damaged by a casualty resulting from the intentional acts of Tenant or any Tenant Related Party, subtenant, or licensee of Tenant, Rent will not be abated during the repair of such damage.
     9.4 INDEMNITY BY TENANT. TENANT HEREBY INDEMNIFIES, DEFENDS AND HOLDS HARMLESS LANDLORD AND LANDLORD-RELATED PARTIES FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, DAMAGES, CLAIMS, SUITS, LOSSES, CAUSES OF ACTION, LIENS, JUDGMENTS AND EXPENSES (INCLUDING COURT COSTS, ATTORNEY’S FEES AND REASONABLE COSTS OF INVESTIGATION) OF ANY KIND, NATURE OR
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DESCRIPTION RESULTING FROM ANY INJURIES TO OR DEATH OF ANY PERSON OR ANY DAMAGE TO PROPERTY WHICH ARISES, OR IS CLAIMED TO ARISE FROM THE FOLLOWING (COLLECTIVELY, THE “TENANT-RELATED CLAIMS”): (1) AN INCIDENT OR EVENT WHICH OCCURRED WITHIN OR ON THE PREMISES; OR (2) THE BREACH OF THIS LEASE BY TENANT. SUCH INDEMNIFICATION WILL BE IN EFFECT EVEN IF THE TENANT-RELATED CLAIM IS THE RESULT OF OR CAUSED BY THE NEGLIGENT ACTS OR OMISSIONS OF LANDLORD OR ANY LANDLORD-RELATED PARTY. The indemnity obligations of Tenant under this Section 9.4 will not apply to a Tenant-Related Claim arising out of the gross negligence or intentional misconduct of Landlord or any Landlord-Related Party.
     9.5 INDEMNITY BY LANDLORD. LANDLORD HEREBY INDEMNIFIES, DEFENDS AND HOLDS HARMLESS TENANT AND TENANT-RELATED PARTIES FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, DAMAGES, CLAIMS, SUITS, LOSSES, CAUSES OF ACTION, LIENS, JUDGMENTS AND EXPENSES (INCLUDING COURT COSTS, ATTORNEYS’ FEES AND REASONABLE COSTS OF INVESTIGATION) OF ANY KIND, NATURE OR DESCRIPTION RESULTING FROM ANY INJURIES TO OR DEATH OF ANY PERSON OR ANY DAMAGE TO PROPERTY WHICH ARISES, OR IS CLAIMED TO ARISE FROM THE FOLLOWING (COLLECTIVELY, THE “LANDLORD-RELATED CLAIMS”): (1) THE BREACH OF THIS LEASE BY LANDLORD; OR (2) THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF LANDLORD OR ANY LANDLORD-RELATED PARTY. SUCH INDEMNIFICATION WILL BE IN EFFECT EVEN IF THE LANDLORD-RELATED CLAIM IS THE RESULT OF OR CAUSED BY THE NEGLIGENT ACTS OR OMISSIONS OF TENANT OR ANY TENANT-RELATED PARTY. The indemnity obligations of Landlord under this Section 9.5 will not apply to a Landlord-Related Claim arising out of the gross negligence or intentional misconduct of Tenant or any Tenant-Related Party. Furthermore, all claims against Landlord are limited by Section 12.4,
     9.6 Waiver of Claims and Subrogation Rights. So long as it is permissible to do so as under the laws and regulations governing the writing of insurance within the State, all insurance carried by either Landlord or Tenant will provide for a waiver of rights of subrogation against Landlord and Tenant on the part of the insurance carrier. Unless the waivers contemplated by this sentence are not obtainable for the reasons described in this Section 9.6, Landlord waives any and all rights of recovery, claims, actions or causes of action against Tenant and the Tenant-Related Parties, and Tenant waives any and all rights of recovery, claims, actions or causes or action against Landlord and the Landlord-Related Parties, for any loss or damage to property or any injuries to or death of any person which is covered or would have been covered under the insurance policies required under this Lease. The foregoing release will not apply to losses or damages in excess of actual or required policy limits (whichever is greater) nor to any deductible (up to a maximum of $10,000) applicable under any policy obtained by the waiving party. The failure of either party (the “Defaulting Party”) to take out or maintain any insurance policy required under this Lease will be a defense to any claim asserted by the Defaulting Party against the other party hereto by reason of any loss sustained by the Defaulting Party that would have been covered by any such required policy. The waivers set forth in the immediately preceding sentence will be in addition to, and not in substitution for, any other waivers, indemnities, or exclusions of liabilities set forth in this Lease.
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     9.7 Damages from Certain Causes. Notwithstanding anything contained in this Lease to the contrary, and subject to the terms of Section 9.6, neither Landlord nor any Landlord-Related Party will be liable for damages to Tenant or any party claiming through Tenant for any injury to or death of any person or damage to property or for interruption or damage to business resulting from (and Tenant, for itself and the Tenant-Related Parties, specifically waives and releases any claims it may have with respect to) any of the following:
          (a) any act, omission or negligence of any other tenant within the Building, or any of their respective employees, agents, contractors, tenants, assignees, licensees, invitees or customers;
          (b) vandalism, theft, burglary and other criminal acts (other than those committed by Landlord’s employees) in or about the Premises;
          (c) any defect in or failure of equipment, pipes, wiring, heating or air conditioning equipment, stairs, elevators, or sidewalks, the bursting of any pipes or the leaking, escaping or flowing of gas, water, steam, electricity, or oil, broken glass, or the backing up of any drains, except to the extent caused by the negligence or willful misconduct of Landlord or any Landlord-Related Party; or
          (d) injury done or occasioned by wind, snow, rain or ice, fire, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, order of any governmental body or authority.
Under no circumstances will Landlord be liable for damages related to business interruption or loss of profits absent the gross negligence or willful misconduct of Landlord. The provisions of this Section 9.7 will not limit the obligations of Landlord under this Lease or the rights of Tenant to seek enforcement of the terms of this Lease, so long as such enforcement by Tenant does not involve a claim for damages.
SECTION 10 — CONDEMNATION
     10.1 Condemnation. If the whole or substantially the whole of the Building, or the whole or such portion of the Building or the Parking Areas as will render the remainder unfit for Tenant’s use, is taken for any public or quasi-public use, by right of eminent domain or otherwise, or sold in lieu of condemnation, then either Landlord or Tenant may terminate this Lease within 30 days after the terminating party receives notice of such taking. The effective date of the termination will be the date when an enforceable order of condemnation is enforced or the effective date of a sale in lieu of condemnation. If this Lease is not terminated upon any such taking or sale, the Base Rent payable hereunder will be reduced by an amount representing that portion of Base Rent applicable to the portion of the Building subject to such taking or sale. Landlord will to the extent Landlord deems feasible, restore the Building to substantially its former condition. However, Landlord will not be required to rebuild, repair, or replace any Alterations to the Premises made by Tenant following the Commencement Date which were not approved by Landlord in writing. Furthermore, Landlord will not be required to spend for such work an amount in excess of the amount received by Landlord as compensation for such taking.
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     10.2 Condemnation Award. All amounts awarded upon a taking of any part or all of the Premises will belong to Landlord, and Tenant will not be entitled to and expressly waives all claims to any such compensation. Tenant may, however, make a separate claim upon the condemning authority for expenses related to relocation and for the unamortized cost of leasehold improvements paid for by Tenant.
SECTION 11 — TITLE ENCUMBRANCES
     11.1 Subordination to Mortgage.
          (a) This Lease will be subordinate to any mortgage, deed of trust or other lien now existing upon the Premises, and to any renewals, modifications, consolidations, refinancings, and extensions thereof. Upon Tenant’s receipt of a subordination, attornment, and nondisturbance agreement in form reasonably acceptable to Tenant, this Lease will be subordinate to any mortgage, deed of trust or other lien hereafter placed on the Premises, and to any renewals, modifications, consolidations, refinancings, and extensions thereof. Tenant agrees that any such mortgagee or deed of trust beneficiary will have the right at any time to subordinate such mortgage, deed of trust or other lien to this Lease on such terms and subject to such conditions as such mortgagee or deed of trust beneficiary may deem appropriate, in its discretion, provided such terms and conditions do not materially or adversely affect the rights or increase the monetary obligations of Tenant under this Lease. If any proceedings are brought for the foreclosure of, or in the event of the exercise of the power of sale under, any such mortgage, deed of trust or other lien, Tenant agrees, without further action hereunder, to attorn to the purchaser upon such foreclosure (or any deed in lieu of foreclosure) and recognize such purchaser as the Landlord under this Lease. Landlord is hereby irrevocably vested with full power and authority to subordinate this Lease to any mortgage, deed of trust or other lien now existing or hereafter placed upon the Premises. Tenant agrees to execute such instruments subordinating this Lease or attorning to the holder of any such liens as Landlord or its lender may reasonably request.
          (b) Upon Tenant’s written request, Landlord will use reasonable efforts to obtain from Landlord’s lender a subordination, non-disturbance and attornment agreement on such lender’s form and otherwise reasonably satisfactory to Landlord, Tenant and such lender. Tenant must pay all fees, costs and expenses incurred by Landlord in connection therewith (but no more than $1,500 per request).
     11.2 Mechanic’s Liens. Tenant may not permit any mechanic’s liens, materialmen’s liens or other liens to be placed upon the Premises for any work performed by or at the request of Tenant, or any assignee, sublessee or licensee of Tenant, unless such work was performed by Landlord. If any such lien is attached to the Premises and not discharged by payment, bonding or otherwise within 30 days after receipt of written notice from Landlord, then, in addition to any other right or remedy of Landlord, Landlord may, but is not obligated to, discharge the same. Any amount paid by Landlord for the aforesaid purpose will be paid by Tenant to Landlord on demand as additional Rent and will bear interest at the Default Rate from the date paid by Landlord until reimbursed by Tenant.
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     11.3 Access and Signage Easements. Tenant hereby consents to Landlord’s execution of the Access Easement attached hereto as Exhibit “H” and the Signage Easement attached hereto as Exhibit “I”. Tenant subordinates its interests under this Lease to the Access Easement and Signage Easement.
SECTION 12 — DEFAULT; DISPUTES; REMEDIES
     12.1 Default by Tenant. The following events will be deemed to be events of default by Tenant under this Lease (each an “Event of Default”):
          (a) Tenant fails to timely pay any Rent and such failure continues for a period of 10 days after written notice of such default has been delivered to Tenant (but if Landlord has given Tenant 2 such notices during any 12-month period, Landlord will not be required to give further notice; thereafter, the failure by Tenant to make any payment of Rent when due hereunder will be an Event of Default without notice or grace period); provided that if Tenant timely pays Rent during any consecutive 12-month period thereafter, the notice and opportunity to cure provision will be reinstated at the end of such 12-month period;
          (b) Tenant fails to comply with any terms, provisions or covenants of this Lease (other than a failure related to the non-payment of Rent), all of which terms, provisions and covenants will be deemed material, and such failure continues for a period of 30 days after written notice of such failure is delivered to Tenant, or if such failure cannot reasonably be cured within a 30-day period, Tenant fails to commence to cure such failure within such 30-day period and/or thereafter fails to prosecute the cure diligently and continuously or fails to complete the cure within 60 days after the date of Landlord’s notice of default;
          (c) Tenant takes any action to, or notifies Landlord that Tenant or any Guarantor intends to, file a petition under any section or chapter of the United States Bankruptcy Code, as amended from time to time, or under any similar law or statute of the United States or any state thereof; or a petition is filed against Tenant under any such statute and is not dismissed within 120 days thereafter;
          (d) A receiver or trustee is appointed for Tenant’s leasehold interest in the Premises or for all or a substantial part of the assets of Tenant or any Guarantor; or
          (e) Tenant refuses to take initial occupancy of the entire Premises.
     12.2 Landlord’s Remedies.
          (a) Upon the occurrence of any Event of Default, Landlord may, at its option and without further notice to Tenant and without judicial process, in addition to all other remedies given hereunder or by law or equity, do any 1 or more or the following: (i) terminate this Lease, in which event Tenant will immediately surrender possession of the Premises to Landlord; (ii) enter upon and take possession of the Premises and expel or remove Tenant therefrom, with or without having terminated this Lease; (iii) change or re-key all locks to entrances to the Premises, and Landlord will have no obligation to give Tenant a new key to the Premises until such Event of Default is cured; and (iv) remove from the Premises any furniture, fixtures, equipment or other personal property of Tenant, without liability for trespass or
LEASE AGREEMENT — Page 22

conversion, and store such items at the sole cost of Tenant and without liability to Tenant. Any of such furniture, fixtures, equipment or personal property not claimed within 30 days from the date of removal will be deemed abandoned.
          (b) Exercise by Landlord of any 1 or more remedies hereunder will not constitute forfeiture or an acceptance of surrender of the Premises by Tenant. Such surrender can be effected only by the written agreement of Landlord and Tenant.
          (c) If Landlord terminates this Lease by reason of an Event of Default, Tenant must pay to Landlord the sum of (i) the cost of recovering the Premises (including attorney’s fees and costs), (ii) the unpaid Rent and all other indebtedness accrued hereunder to the date of such termination, (iii)the amounts stated in Section 12.2(e), (iv) the total Rent which Landlord would have received under this Lease for the remainder of the Lease Term minus the Fair Market Rental Value (hereinafter defined) of the Premises for the same period, both discounted to present value at the Prime Rate (hereinafter defined) in effect upon the date of determination, and (v) any other damages or relief which Landlord may be entitled to at law or in equity. For the purposes of this section, “Fair Market Rental Value” will be the rental rate that would be received from a comparable tenant for a comparable lease for premises and other properties of equivalent quality, size, condition and location as the Premises, taking into account any free rent or other concessions that are generally prevailing in the marketplace at the time of Tenant’s default, market conditions and the period of time the Premises may reasonably be expected to remain vacant before Landlord is able to re-let the Premises to a suitable new tenant. For purposes of this section, “Prime Rate” will mean the per annum rate of interest announced or published from time to time by Bank of America, N.A., Dallas, Texas (or its successors or assigns) as its prime commercial lending rate.
          (d) If Landlord repossesses the Premises without terminating this Lease, then Tenant must pay to Landlord the sum of (i) the cost of recovering the Premises (including attorney’s fees and costs), (ii) the unpaid Rent and other indebtedness accrued to the date of such repossession, and (iii) the total Rent that Landlord would have received under this Lease for the remainder of the Lease Term minus any net sums thereafter received by Landlord through reletting the Premises during said period after deducting expenses incurred by Landlord in connection with such reletting for advertising costs, brokerage commissions, architectural fees, tenant improvement costs and allowances and any other allowances or concessions provided by Landlord (amortized pro rata over the term of such new lease). Re-entry by Landlord will not affect the obligations of Tenant for the unexpired Lease Term. Tenant will not be entitled to any excess of rent obtained by reletting over the Rent required to be paid by Tenant hereunder. Actions to collect amounts due by Tenant may be brought 1 or more times, without the necessity of Landlord’s waiting until the expiration of the Lease Term. In addition, Landlord may, at any time following repossession of the Premises without termination of the Lease, elect to terminate the Lease and pursue the remedies available to Landlord pursuant to Section 12.2(e) above in lieu of the remedies available to Landlord pursuant to this Section 12.2(d).
          (e) If Landlord has terminated this Lease pursuant to Section 12.2(c), Tenant must also pay to Landlord the unamortized portion (assuming level amortization at 12% interest over the Lease Term), calculated as of the date of termination, of all leasing commissions, tenant
LEASE AGREEMENT — Page 23

improvement costs and allowances, architectural costs and allowances any other allowances provided by Landlord and all other out-of-pocket costs of Landlord related to this Lease.
          (f) Upon termination of this Lease or repossession of the Premises due to the occurrence of an Event of Default, Landlord will use reasonable efforts to attempt to relet the Premises. Tenant acknowledges that Landlord may satisfy such obligation by listing the Premises with a reputable local brokerage company and that Landlord will have no obligation to expand or divide the Premises or lease the Premises if other space owned by Landlord in the Market Area is available for lease as well.
          (g) If Tenant fails to make any payment, perform any obligation, or cure any default hereunder within 10 days after receipt of written notice thereof (or such longer period of time that is expressly provided in this Lease), Landlord, without obligation to do so and without thereby waiving such failure or default, may make such payment, perform such obligation, and/or remedy such other default for the account of Tenant (and enter the Premises for such purpose). Tenant must pay all costs, expenses and disbursements (including attorneys’ fees) incurred by Landlord in taking such remedial action, plus, at the option of Landlord, interest thereon at the Default Rate.
     12.3 Default by Landlord. Landlord will be in default under this Lease if Landlord fails to perform any of its obligations hereunder and such failure continues for a period of 30 days after Tenant delivers written notice of such failure to Landlord. Tenant must also deliver written notice at such failure to the holder(s) of any indebtedness or other obligations secured by any mortgage or deed of trust affecting the Premises, of which Tenant has received notice. If such failure cannot reasonably be cured within the 30-day period, Landlord will not be in default hereunder as long as Landlord or such holder(s) commences the remedying of such failure within the 30-day period and diligently prosecutes the same to completion. Landlord will not be liable to Tenant for consequential, special or punitive damages by reason of a failure to perform (or a default) by Landlord under this Lease.
     12.4 Limitation on Landlord’s Liability. Tenant will be entitled to look solely to Landlord’s equity in the Premises for the recovery of any judgment against Landlord, and Landlord will not be personally liable for any deficiency with respect to the recovery of such judgment. This recourse limitation will not limit any right that Tenant might otherwise have to obtain specific performance of Landlord’s obligations under this Lease.
     12.5 Attorney’s Fees. If Landlord or Tenant employs an attorney to assert or defend any action arising out of the breach of any term, covenant or provision of this Lease, or to bring legal action for the unlawful detainer of the Premises, the prevailing party will be entitled to recover from the non-prevailing party reasonable attorney’s fees and costs of suit incurred in connection therewith. For purposes of this Section 12.5, a party will be considered to be the “prevailing party” if (a) such party initiated the litigation and substantially obtained the relief which it sought (whether by judgment, voluntary agreement or action of the other party, trial, or alternative dispute resolution process), (b) such party did not initiate the litigation and either (i) received a judgment in its favor, or (ii) did not receive judgment in its favor, but the party receiving the judgment did not substantially obtain the relief which it sought, or (iii) the other
LEASE AGREEMENT — Page 24

party to the litigation withdrew its claim or action without having substantially received the relief which it was seeking.
SECTION 13 — MISCELLANEOUS
     13.1 Notices. Any notice under this Lease must be in writing and must be sent to the appropriate Notice Address by (a) personal delivery, (b) a recognized overnight courier, (c) United States mail, postage prepaid, certified mail, return receipt requested, or (d) facsimile with either electronic or telephonic verification of receipt, so long as the original of the facsimile notice is deposited in the United States mail within 3 days after the fax notice is sent. Notice by personal delivery or overnight courier will be effective upon receipt, notice by mail will be effective upon deposit in the United States mail in the manner above described and notice by facsimile will be effective upon electronic or telephonic verification of receipt. Any party may change its Notice Address by delivering appropriate written notice to the other party. The change in Notice Address will be effective 10 days after the date of the notice.
     13.2 Estoppel Agreements. Landlord and Tenant will, from time to time, within 10 days after written request by the other party, execute and deliver to such persons as the requesting party will designate, an estoppel agreement in recordable form certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as so modified), stating the dates to which Rent and other charges payable under this Lease have been paid, stating that the requesting party is not in default hereunder (or if the party executing such estoppel alleges a default, stating the nature of such alleged default) and further stating such other matters as the requesting party will reasonably require.
     13.3 No Implied Waiver. The failure of either party to insist at any time upon the strict performance of any covenant or agreement in this Lease or to exercise any right, power or remedy contained in this Lease will not be construed as a waiver or a relinquishment thereof for the flame.
     13.4 Independent Obligations. The obligation of Tenant to pay Rent hereunder and the obligation of Tenant to perform Tenant’s other covenants and duties hereunder constitute independent, unconditional obligations to be performed at all times provided for hereunder and, except to the extent expressly provided in this Lease, are independent of the Landlord’s performance of Landlord’s duties and obligations hereunder.
     13.5 Severability. If any term or provision of this Lease, or the application thereof to any person or circumstance will, to any extent, be invalid or unenforceable, the remainder of this Lease, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, will not be affected thereby, and each term and provision of this Lease will be valid and enforced to the fullest extent permitted by law.
     13.6 Recording. Tenant agrees not to record this Lease or any memorandum of this Lease.
LEASE AGREEMENT — Page 25

     13.7 Governing Law. This Lease will be governed by the laws of the State. This Lease is performable in, and the exclusive venue for any action brought with respect hereto, will be in Dallas County in the State.
     13.8 Force Majeure. Whenever a period of time is herein prescribed for the taking of any action by Landlord or Tenant, the party responsible for taking such action will not be liable or responsible for any delays due to strikes, riots, acts of God, shortages of labor or materials, war, governmental laws, regulations or restrictions, or any other cause whatsoever (other than financial inability) beyond the control of the party responsible for taking such action. The period of time for taking action will be extended by the number of days of delay. However, the provisions of this Section 13.8 will never be construed as allowing an extension of time with respect to Tenant’s obligation to pay Rent when and as due under this Lease.
     13.9 Time of Performance. Except as otherwise expressly provided herein, time is of the essence under this Lease.
     13.10 Commissions. Landlord and Tenant represent to one another that no broker is involved in the procurement, negotiation or execution of this Lease. Landlord and Tenant hereby agree to defend, indemnify and hold each other harmless against any loss, claim, expense or liability with respect to any commissions or brokerage fees claimed on account of the execution and/or renewal of this Lease or the expansion of the Premises due to any action of the indemnifying party.
     13.11 Merger of Estates. The voluntary or involuntary surrender of this Lease by Tenant, or a mutual cancellation thereof, will not constitute a merger of the Landlord’s fee estate in the Property and the leasehold interest created hereby. In that event, Landlord will have the option, in Landlord’s sole discretion, to either terminate or assume all or any existing subleases or subtenancies.
     13.12 Survival of Indemnities and Covenants. All indemnities of Landlord or Tenant and all covenants of Landlord or Tenant not fully performed on the date of the expiration or termination of this Lease will survive such expiration or termination.
     13.13 Headings. Descriptive headings are for convenience only and will not control or affect the meaning or construction of any provision of this Lease.
     13.14 Entire Agreement. This Lease, including the exhibits listed in this section, embodies the entire agreement between the parties hereto with relation to the leasing of the Premises. There are no covenants, agreements, representations, warranties or restrictions between the parties hereto, other than those specifically set forth in this Lease. The following exhibits are attached hereto and incorporated herein and made a part of this Lease for all purposes:

Exhibit “A”	—	Property Description
Exhibit “B”	—	Site Plan
Exhibit “C”	—	Rules and Regulations
Exhibit “D”	—	Improvements Agreement
Exhibit “E”	—	Guaranty Agreement
LEASE AGREEMENT — Page 26

Exhibit “F”	—	Acceptance of Premises Memorandum
Exhibit “G”	—	Renewal Option
Exhibit “H”	—	Access Easement
Exhibit “I”	—	Signage Easement
     13.15 Amendment. To be effective, any amendment or modification of this Lease must be in writing and signed by Landlord and Tenant.
     13.16 Joint and Several Liability. If Tenant consists of more than 1 person or entity, the obligations of such parties under this Lease will be joint and several..
     13.17 Multiple Counterparts. This Lease may be executed in multiple counterparts, each of which will constitute an original instrument, but all of which will constitute one and the same agreement.
     13.18 Effect of Delivery of This Lease. Landlord has delivered a copy of this Lease to Tenant for Tenant’s review only, and the delivery hereof does not constitute an offer to Tenant or an option to be exercised by Tenant. This Lease will not be effective until a copy of this Lease executed by both Landlord and Tenant is delivered by Landlord to Tenant.
[Signature page follows.]
LEASE AGREEMENT — Page 27

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the effective date.

WITNESS:	LANDLORD:

CENTEX OFFICE VISTA RIDGE LEWISVILLE II,
L.P., a Delaware limited partnership

/s/ Deborah Case	By:	Centex Office General Partner, LLC,
a Delaware limited liability company; its general partner

	By:	/s/ Michael D. Wadsworth

Name: Michael D. Wadsworth
Title: Vice President

WITNESS:	TENANT:

CENTEX HOME EQUITY COMPANY, LLC, a Delaware firm d liability company

/s/	By:	/s/ Jay Bray

Name: Jay Bray
Title: EVP/CFO

EXHIBIT “A”
PROPERTY DESCRIPTION
The northern portion of Lot 3R-1A, Block E, according to the plat thereof recorded in Cabinet U, Page 46 of the Property Records of Denton County, Texas. The Property is More particularly shown on the Site Plan and consists of approximately 11.7 acres. The Property description is subject to change in accordance with Section 2.1 of this Lease and a revised description may be attached to the Acceptance of Premises Memorandum. In either case, the definition of “Property” will be modified accordingly.
EXHIBIT “A”, Site Plan — Cover Page

EXHIBIT “B”
SITE PLAN
EXHIBIT “B”, Site Plan — Cover Page

EXHIBIT B — page 1 of 1

EXHIBIT “C”
RULES AND REGULATIONS
     Any capitalized terms not defined in this Exhibit “C” have the meaning set forth in the Lease to which this Exhibit “C” is attached.
     1. Sidewalks, doorways, vestibules, halls, stairways, and similar areas may not be obstructed, nor will refuse, furniture, boxes or other items be placed therein by Tenant or Tenant-Related Parties. Such areas are to be used solely for ingress and egress to and from the Premises, or for going from one part of the Building to another part of the Building. Tenant will be responsible, at its sole cost, for the removal of any large boxes or crates not used in the ordinary course of business. Nothing May be swept or thrown into the corridors, halls, elevator shafts or stairways.
     2. Canvassing, soliciting, distributing handbills, advertising and peddling in the Building are prohibited.
     3. Plumbing fixtures and appliances may be used only for the purpose for which such were constructed or installed, and no unsuitable material may be placed therein. Tenant will bear the cost of repair of any stoppage or damage to any such fixtures or appliances from misuse on the part of Tenant or Tenant. Related Parties, guests and customers.
     4. Tenant may not do, or permit to be done, anything in or about the Building, or bring or keep anything therein, that will in any way increase the rate of fire or other insurance on the Building, or on property kept therein, or otherwise increase the possibility of fire or other casualty. No cooking (other than cooking through the use of a microwave oven), including grills or barbecues, will be permitted within the Premises or on any patio adjoining the Premises.
     5. Landlord has the power to prescribe the weight and position of heavy equipment or objects that may overstress any portion of the floor of the Building. Tenant will bear the cost of repair of damage done to the Building by the improper placing of such heavy items. Tenant must notify the Building manager when safes or other heavy equipment are to be taken in or out of the Building. The moving of such equipment may be done only after written permission is obtained from Landlord and must be performed under such conditions as Landlord may reasonably require.
     6. Corridor doors, when not in use, must be kept closed.
     7. All deliveries must be made via the service enhance and service elevator, during normal business hours. Any delivery after normal business hours must be coordinated with the Building manager. When conditions are such that Tenant must dispose of crates, boxes, and other such items, Tenant will dispose of such items prior to or after normal business hours.
     8. Tenant may not cause any improper noises in the Building, or allow any unpleasant odors to emanate from the Building, or otherwise interfere, injure or annoy in my way other tenants, or persons having business with such tenants.

EXHIBIT “C”, Rules and Regulations — Page 1

     9. No animals or birds, other than those assisting the disabled, may be brought into or kept in or about the Building.
     10. No machinery of any kind, other than ordinary office machines such as copiers, fax machines, personal computers and related mainframe equipment, electric typewriters and word processing equipment, may be operated on the Premises without the prior written consent of Landlord, which consent will not be unreasonably withheld or delayed.
     11. Tenant may not use or keep in the Building, any flammable or explosive fluid or substance (including Christmas trees and ornaments), or any illuminating materials, without the prior written approval of the Building manager.
     12. No bicycles, motorcycles or similar vehicles are allowed in the Building.
     13. No nails, hooks, or screws (other than those necessary for hanging artwork, diplomas, posterboards and other such items on interior walls) may be driven into or inserted in any part of the Building (including doors), except as approved by Landlord.
     14. Landlord may evacuate the Building in the event of an emergency or catastrophe. Tenant will cause its officers, agents and employees to participate in any fire safety or emergency evacuation drills scheduled by Landlord.
     15. No food or beverages may be prepared, cooked or distributed from the Building without the prior written approval of Landlord, which approval will not be unreasonably withheld or delayed. However, Tenant will be permitted to (a) have food catered to the Premises, and (b) install refrigerators, microwave ovens, coffee machines and vending machines for the use of its own employees and guests.
     16. No additional or replacement locks may be placed upon any exterior doors without the prior written approval of Landlord, which approval will not be unreasonably withheld or delayed. All keys necessary to enter the Building will be furnished by Landlord. Upon termination of the Lease, Tenant must return all keys to Landlord and provide to Landlord the combination of all locks on doors or vaults. No duplicates of keys may be made by Tenant.
     17. Tenant may not locate furnishings or cabinets adjacent to mechanical or electrical access panels or over air conditioning outlets in a manner that will prevent Landlord’s personnel or contractors from servicing such units as routine or emergency service may require. Tenant will pay the cost of moving such furnishings for Landlord’s access. Tenant will instruct all of its employees to refrain from any attempts to adjust thermostats. The lighting and air conditioning equipment of the Building will be exclusively controlled by Landlord’s personnel.
     18. No portion of the Building may be used for the purpose of lodging rooms.
     19. No supplemental heating, air ventilation or air conditioning equipment, including space heaters and fans, may be installed or used by Tenant without the prior written consent of Landlord.

EXHIBIT “C”, Rules and Regulations — Page 2

     20. No smoking may be permitted within the Building other than those smoking areas designated by the Landlord.
     21. No unattended children are allowed within the Building.
     22. Tenant and its employees, agents, subtenants, licensees and visitors will follow the following rules and regulations for the Parking Areas:
          (a) Cars must be parked entirely within the stall lines painted on the ground or on the floor.
          (b) All directional signs and arrows must be observed.
          (c) The speed limit is 5 miles per hour.
          (d) Parking is prohibited in areas not striped for parking, aisles, areas where no parking” signs are posted, in cross-hatched areas and in such other areas as may be designated by Landlord or Landlord’s agent(s) (including areas designated as “Visitor Parking”).
          (e) Every vehicle owner is required to park and lock his own car.
          (f) Spaces which are designated for small, intermediate or full-sized cars will be so used. No intermediate or full-size cars may be parked in parking spaces limited to compact cars.
          (g) No vehicle may be stored in the Parking Areas. Any vehicle remaining in the Parking Areas without interruption for 5 business days is deemed to have been stored in the Parking Areas.
          (h) Landlord is entitled and is hereby authorized to place a wheel lock or other device restricting mobility upon such vehicle or have any such vehicle towed away, at the sole risk and expense of the vehicle owner.
     23. In the event of any inconsistency between these Rules and Regulations and the terms of the Lease, the terms of the Lease will control.

EXHIBIT “C”, Rules and Regulations — Page 3

EXHIBIT “D”
IMPROVEMENTS AGREEMENT
     This Improvements Agreement (herein so called) describes and specifies the rights and obligations of Landlord and Tenant under the Lease to which this Exhibit “D” is attached, with respect to the design, construction and payment for the completion of the Initial Improvements at the Premises.
     1. Definitions. Any capitalized terms not defined in this Improvements Agreement will have the meaning set forth in the Lease. Additionally, as used in this Improvements Agreement, the following terms (when delineated with initial capital letters) will have the respective meaning indicated for each, as follows:
          (a) “Construction Allowance” means $25.00 per square foot, multiplied by the number of square feet of area in the Building. The Construction Allowance is subject to increase as provided in Section 5(b) of this Improvements Agreement.
          (b) “Cost of Finish Work” means the hard and soft costs of performing the Finish Work, plus a development management fee equal to 5% of such costs (up to a maximum fee amount of $50,000).
          (c) “Excess Amount” means the amount by which the Cost of Finish Work exceeds the Construction Allowance.
          (d) “Finish Work” means the finish improvements to be constructed by Landlord in accordance with Tenant’s Plans.
          (e) “Initial Improvements” means the Shell Work and the Finish Work.
          (f) “Landlord’s Plans” means the detailed construction documents for the Shell Work prepared by Landlord pursuant to this Improvements Agreement.
          (g) “Plans and Specifications” means, collectively, the Landlord’s Plans and the Tenant’s Plans.
          (h) “Shell Work” means the base building improvements to be constructed by Landlord in accordance with Landlord’s Plans.
          (i) “Tenant’s Plans” has the meaning specified in Section 3 of this Improvements Agreement.
     2. Shell Work. Promptly after the Effective Date, Landlord must diligently work toward completion of the Landlord’s Plans. Landlord has made application for various permits and approvals required to construct the Shell Work prior the Effective Date. After the Effective Date, Landlord must diligently pursue receipt of such permits and approvals. Promptly after such receipt, Landlord will perform the Shell Work. Landlord must perform the Shell Work in accordance with the Landlord’s Plans and all applicable laws.

EXHIBIT “D”, Improvements Agreement — Page 1

     3. Finish Work. No later than August 31, 2003, Tenant must prepare and deliver construction documents for the Finish Work to Landlord for approval. Landlord must deliver notice to Tenant to evidence Landlord’s approval or disapproval of such construction documents within 10 days after receipt thereof. If Landlord does not respond within such 10-day period, then Landlord will be deemed to have approved the construction documents for the Finish Work. If Landlord responds and disapproves the construction documents, Landlord must specifically identify its objections and Tenant must revise such construction documents to address Landlord’s objections and re-submit the same to Landlord for approval within 10 days hereafter. The foregoing process will be implemented repeatedly (as necessary) until Landlord has approved (or is deemed to have approved) Tenant’s construction documents. Upon approval by Landlord, such construction documents will constitute the ‘Tenant’s Plans” hereunder. Tenant acknowledges that Landlord’s approval of the Tenant’s Plans does not imply that the Tenant’s Plans comply with, and Landlord has no responsibility for compliance of Tenant’s Plans with, applicable federal, state and local statutes, codes, ordinances and other regulations. Promptly after the finalization and approval of Tenant’s Plans and Landlord’s receipt of all required permits and approvals, Landlord must commence construction of the Finish Work and thereafter diligently pursue completion of the Finish Work in accordance with the Tenant’s Plans.
     4. Completion and Acceptance of Initial Improvements.
          (a) When Landlord believes the Initial Improvements are Substantially Complete, Landlord must notify Tenant of such fact. Within 2 business days thereafter, Landlord and Tenant will conduct a walk-through of the Premises (the “Inspection”) and specify in writing the Punchlist Items which remain to be performed by Landlord, if any. Landlord agrees to expeditiously complete any Punchlist Items. Except for (i) the Punchlist Items so identified, (ii) the obligation of Landlord to correct defective work pursuant to Section 4(b) of this Improvements Agreement, and (iii) the obligation to correct latent defects pursuant to Section 2.3(c) of the Lease, all obligations of Landlord in regard to the Initial Improvements will be deemed to have been satisfied upon completion of the Inspection. Following the Inspection and Tenant’s acceptance of the Initial Improvements (other than Punchlist Items, if any), the Initial Improvements wit be Substantially Complete.
          (b) If, at the Inspection, Tenant notifies Landlord that the Initial Improvements are not Substantially Complete, Landlord will perform or correct such items at its own expense. Following Landlord’s correction or performance of such items, Landlord must notify Tenant of such fact and the parties will conduct another Inspection. The foregoing process will be repeated until the Initial Improvements are Substantially Complete.
          (c) If any delays occur in the completion of the Initial Improvements as the result of (i) Tenant’s failure to timely provide to Landlord the Tenant’s Plans or any other information required by Landlord in connection with the obtainment of required permits or the construction of the Initial Improvements, or (ii) any other act, omission, delay or default of Tenant or any Tenant-Related Party, including any violation of the provisions of the Lease or any delay in giving authorizations or approvals pursuant to this Improvements Agreement, then any such delay will be considered a Tenant Delay and will be subject to the terms of Section 3.3 of the Lease.

EXHIBIT “D”, Improvements Agreement — Page 2

     5. Construction Allowance.
          (a) Landlord will credit the Construction Allowance against the Cost of the Finish Work, Tenant must pay the Excess Amount (or any portion thereof billed by Landlord) within 10 days after receipt of an invoice for such costs. The Construction Allowance will not be used for any purpose other than for . payment of the cost of the Finish Work. No portion of the Construction Allowance will be applied against Rent.
          (b) Tenant will have the right to increase the Construction Allowance by up to $5.00 per square foot of area in the Building by notifying Landlord in writing of such election at least 30 days prior to the Commencement Date. If Tenant elects to increase the Construction Allowance as provided herein, the annual “Base Rent per Square Foot of Area in the Building” payable under the Lease will increase by an amount required to fully amortize the increased Construction Allowance amount (calculated on a per square foot basis) on a straight-line basis over the Lease Term plus an additional 10%. In such event, Landlord and Tenant will execute an amendment to the Lease setting forth the new Base Rent amounts prior to the Commencement Date. By way of example, if Tenant elects to increase the Construction Allowance by $1.00 per square foot of area (to $26.00 total), then the annual Base Rent payable (on a per square foot basis) during the first Lease Year will increase by $0.11 (or $1.00 divided by 10 plus an additional 10% of such amount) to $13.11. The annual Base Rent payable would be $13.37 in the second Lease Year, $13.64 in the third Lease Year, and so on.
     6. Notices. All notices required or contemplated hereunder will be given to the parties in the manner specified for giving notices under the Lease.
     7. Indemnity. During the construction of the Initial Improvements, Tenant and the Tenant-Related Parties may enter upon the Premises to inspect the progress of the Shell Work and Finish Work after giving advance notice of such entry to Landlord. Landlord agrees to indemnify, defend and hold harmless Tenant and the Tenant-Related Parties from and against any and all liabilities, damages, losses and expenses resulting from any injuries to or death of any person or any damage to property which arises, or is claimed to arise, from the negligence or willful misconduct of Landlord or any Landlord-Related Party. However, the indemnity obligations of Landlord under this Section 7 will not apply to a claim arising out of the gross negligence or intentional Misconduct of Tenant or any Tenant-Related Party. Furthermore, all claims against Landlord are limited by Section 12.4 of the Lease.

EXHIBIT “D”, Improvements Agreement — Page 3

EXHIBIT “E”
GUARANTY AGREEMENT
     In consideration of the making of that certain Lease Agreement (as same may be amended from time to time, the “Lease”) dated May 20, 2003, between Centex Office Vista Ridge Lewisville II, L.P., a Delaware limited partnership (“Landlord”), and Centex Home Equity Company; LLC, a Delaware limited liability company (“Tenant”) covering the building within the Vista Ridge Business Park located in Lewisville, Texas, and for the purpose of inducing Landlord to enter into and make the Lease, the undersigned hereby unconditionally guarantees the full and prompt payment of Rent (as defined in the Lease) and all other sums required to be paid by Tenant under the Lease (including, without limitation, all Rent payable with respect to the initial Premises and all expansion space) (individually, a “Guaranteed Payment”, and collectively, the “Guaranteed Payments”) and the full and faithful performance of all terms, conditions, covenants, obligations and agreements contained in the Lease on the Tenant’s part to be performed (individually, a “Guaranteed Obligation”, and collectively, the “Guaranteed Obligations”). The undersigned further promises to pay all of Landlord’s costs and expenses (including reasonable attorneys’ fees) incurred in endeavoring to collect the Guaranteed Payments or to enforce the Guaranteed Obligations or incurred in enforcing this Guaranty Agreement (“Guaranty”), as well as all damages which Landlord may suffer in consequence of any default or breach under the Lease or this Guaranty.
     1. Landlord may at any time and from time to time, without notice to or consent by the undersigned, take any or all of the following actions without affecting or impairing the liability and obligations of the undersigned on this Guaranty:
          (a) grant an extension or extensions of time for payment of any Guaranteed Payment or time for performance of any Guaranteed Obligation;
          (b) grant an indulgence or indulgences in the payment of any Guaranteed Payment or in the performance of any Guaranteed Obligation;
          (c) modify or amend the Lease or any term thereof or any obligation of Tenant arising thereunder;
          (d) consent to any assignment or assignments, sublease or subleases and successive assignments or subleases by Tenant or by Tenant’s successors or assigns;
          (e) consent to an extension or extensions of the term of the Lease;
          (f) accept other guarantees or guarantors; and/or
          (g) release any person primarily or secondarily liable hereunder or under the Lease or under any other guaranty of the Lease.
     The liability of the undersigned under this Guaranty will not be affected or impaired by any failure or delay by Landlord in enforcing any Guaranteed Payment or Guaranteed Obligation or this Guaranty or any security therefor or in exercising any right or power in respect thereto, or

EXHIBIT “E”, Guaranty Agreement — Page 1

by any compromise, waiver, settlement, change, subordination, modification or disposition of any Guaranteed Payment or guaranteed Obligation or of any security therefor. In order to hold the undersigned liable hereunder, there will be no obligation on the part of Landlord, at any time, to resort to Tenant or to any other guaranty or to any security or other rights and remedies for payment or performance, and Landlord will have the right to enforce this Guaranty irrespective of whether or not other proceedings or actions are pending or being taken seeking resort to or realization upon or from any of the foregoing.
     2. The undersigned waives all diligence in collection or in protection of any security, presentment, protest, demand, notice of dishonor or default, notice of acceleration or intent to accelerate, notice of acceptance of this Guaranty, notice of any extensions granted or other action taken in reliance hereon and all demands and notices of any kind in connection with this Guaranty or any Guaranteed Payment or Guaranteed Obligation.
     3. The undersigned hereby acknowledges full and complete notice and knowledge of all the terms, conditions, covenants, obligations and agreements of the Lease.
     4. The payment by the undersigned of any amount pursuant to this Guaranty will not in any way entitle the undersigned to any right, title or interest (whether by subrogation or otherwise) of Tenant under the Lease or to any security being held for any Guaranteed Payment or Guaranteed Obligation.
     5. This Guaranty will be continuing, absolute and unconditional and will remain in full force and effect until all Guaranteed Payments are made, all Guaranteed Obligations are performed and all obligations of the undersigned under this Guaranty are fulfilled
     6. This Guaranty will also bind the heirs, personal representatives, successors and assigns of the undersigned and will inure to the benefit of Landlord and Landlord’s successors and assigns.
     7. This Guaranty will be governed by and construed according to the laws of the State of Texas and will be performed in the county identified in the first paragraph of this Guaranty. The situs for the resolution (including any judicial proceedings) of any disputes arising under or relating to this Guaranty will be the county referenced in the first paragraph of this Guaranty.
     8. If this Guaranty is executed by more than one person, all singular nouns and verbs herein relating to the undersigned will include the plural number, the obligations of the several guarantors will be joint and several and Landlord may enforce this Guaranty against any one or more guarantors without joinder of any other guarantor (hereunder or otherwise).
     9. Landlord and the undersigned intend and believe that each provision of this Guaranty comports with all applicable law. However, if any provision of this Guaranty is found by a court to be invalid for any reason, the remainder of this Guaranty will continue in full force and effect and the invalid provision will be construed as if it were not contained herein.
     10. Guarantor will, from time to time, but no more than 3 times in any calendar year, within 20 days after written request by Landlord, execute and deliver to such persons as

EXHIBIT “E”, Guaranty Agreement — Page 2

Landlord will designate, an estoppel agreement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that this Lease is in full force and effect as so modified), stating the dates to which Rent and other charges payable under this Lease have been paid, stating that, to Guarantor’s actual knowledge, the Landlord is not in default hereunder (or if Guarantor alleges a default, stating the nature of such alleged default) and further stating such other matters as Landlord will reasonably require.
[Signature page follows.]
     IN WITNESS WHEREOF, the undersigned has executed and delivered this Guaranty as of May 20, 2003.

GUARANTOR:

CENTEX FINANCIAL SERVICES, INC., a Nevada corporation

By:	/s/ Leldon E. Echols

	Name:	Leldon E. Echols
	Title:	EVP and CFO, Center Corporation

ADDRESS:
2828 N. Harwood
Dallas, Texas 75201

EXHIBIT “E”, Guaranty Agreement — Page 3

EXHIBIT “F”
ACCEPTANCE OF PREMISES MEMORANDUM
     This ACCEPTANCE OF PREMISES MEMORANDUM (“Memorandum”) is entered into on _____________, 200___, between CENTEX OFFICE VISTA RIDGE LEWISVILLE II, L.P., a Delaware limited partnership (“Landlord”), and CENTEX HOME EQUITY COMPANY, LLC, a Delaware limited liability company (‘Tenant”).
RECITALS
     A. Landlord and Tenant entered into that certain Lease Agreement dated April __, 2003 (the “Lease”). All terms used but not defined herein have the meanings set forth in the Lease.
     B. Landlord and Tenant wish to confirm certain matters relating to the Lease and the work performed by Landlord at the Premises.
AGREEMENT
     1. Commencement Date. Landlord and Tenant certify that the Commencement Date under the Lease is ____________, 200
     2. Acceptance of Premises. Except for the items listed on the Punch List dated 200(a copy of which is attached to this Memorandum as Exhibit “  ”), Landlord has completed all work required to be completed by Landlord under the Lease.
     3. Size of Building: Base Rent Landlord and Tenant agree that the Building contains __________ square feet of area and all computations of Base Rent under the Lease will be based on such figure. Accordingly, the new Base Rent schedule is attached hereto as Exhibit “  ”.
     4. Property Description. Landlord and Tenant agree that the legal description of the “Property” is set forth on Exhibit “  ” attached hereto and all relevant definitions in and exhibits to the Lease are hereby modified accordingly.
     5. No Amendment. Except as expressly provided herein, this Memorandum does not amend the Lease and the Lease has not otherwise been amended.
     6. Reliance. Tenant agrees that this Memorandum may be relied upon by Landlord and its partners, lenders, prospective purchasers, and their respective successors and assigns.
[Signature page follows.]

EXHIBIT “F”, Acceptance of Premises Memorandum — Page 1

     EXECUTED as of the date set forth above.

LANDLORD:

, a

By:

Name:
Title:

TENANT:

, a

By:

Name:
Title:

Attachments —	Punch List Property Description Base Rent Schedule

EXHIBIT “F”, Acceptance of Premises Memorandum — Page 2

Base Rent Schedule

	Base Rent per Square
	Foot of Area in the
	Building	Anticipated Base	Anticipated Base
Lease Year	(per Year)	Rent per Lease Year	Rent Per Month
I	$13.00
2	$13.26
3	$13.53
4	$13.80
5	$14.07
6	$14.35
7	$14.64
8	$14.93
9	$15.23
10	$15.54

EXHIBIT “F”, Acceptance of Premises Memorandum — Page 3

EXHIBIT “G”
RENEWAL OPTION
     1. Provided no Event of Default exists and Tenant is occupying the Premises at the time of such election, Tenant may renew this Lease for 1 additional period of 5 years (the “Renewal Term”), by delivering written notice (“Renewal Notice”) of the exercise thereof to Landlord no earlier than 9 months or later than 6 months before the expiration of the Lease Term. On or before the commencement date of the Renewal Term, Landlord and Tenant shall execute an amendment to this Lease extending the Lease Term on the same terms provided in this Lease, except as follows:
          (a) The Base Rent payable for each month during the Renewal Term shall be the prevailing rental rate at which space is then being offered in the Building, at the commencement of the Renewal Term, for space of equivalent quality, size, utility and location, with the length of the Renewal Term and the credit standing of Tenant to be taken into account (the “Market Rental Rate”). The Base Rent will increase annually during the Renewal Term by 2% beginning on the first day of each Lease Year during the Renewal Term beginning with the second Lease Year of the Renewal Term;
          (b) Tenant shall have no further renewal option unless expressly granted by Landlord in writing; and
          (c) Landlord shall lease to Tenant the Premises in their then-current condition, and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements. Notwithstanding the foregoing, in determining the Market Rental Rate applicable to the Renewal Term, such rate shall be adjusted to reflect that Tenant will be. accepting the Premises in their then-current condition, and that Landlord shall not be providing to Tenant any allowances or other tenant inducements.
     2. Within 15 days after receipt of Tenant’s Renewal Notice (and any required supporting information), Landlord will notify Tenant in writing of Landlord’s estimate of the Market Rental Rate. Landlord and Tenant will in good faith attempt to determine the Market Rental Rate to be used to calculate the Base Rent. In the event that the parties cannot agree on the Market Rental Rate within 30 days attn. Landlord’s initial communication to Tenant, Landlord will select an M.A.I. appraiser, who will determine the Market Rental Rate to be used to calculate the Base Rent and communicate his or her determination to the parties within 15 days after his or her appointment, which determination will be binding upon the parties. Each party will pay half of the cost of the appraisal. Within 15 days thereafter, Tenant will notify Landlord that Tenant either (a) accepts the Market Rental Rate established by the appraiser in which event the parties will promptly enter into an amendment to the Lease incorporating such terms, or (b)reject Landlord’s renewal terms, in which event the Lease will end at the expiration of the initial Lease Term and Landlord will have no further obligations or liability hereunder. The failure of Tenant to respond within such 15-day period will be deemed rejection of Landlord’s terms.
     The failure of Tenant to exercise the Renewal Option within the time period set forth herein will constitute a waiver and termination of such Renewal Option. This Renewal Option is personal to Tenant and is not assignable to any third parties, including, but not limited to, any assignee or sublessee of Tenant.

EXHIBIT “G”, Renewal Option — Solo Page

EXHIBIT “H”
ACCESS EASEMENT

EXHIBIT “H”, Access Easement — Solo Page

AFTER RECORDING RETURN TO:
Centex Development Company, L.P.
2728 N. Harwood
Dallas, Texas 75201
Attn: Jay M. Thompson
ACCESS EASEMENT AGREEMENT
     THIS ACCESS EASEMENT AGREEMENT (this “Agreement”) is made and entered into as of ________________, 2003, by and between CENTEX OFFICE VISTA RIDGE LEWISVILLE II, L.P., a Delaware limited partnership (“Grantor”), and CENTEX OFFICE VISTA RIDGE LEWISVILLE L.P., a Delaware limited partnership (“Grantee”).
RECITALS
     A. Grantor is the owner in fee of certain real property located in Denton County, Texas (the “Grantor Property”), being more particularly described as follows:
REPLACE WITH NEW DESCRIPTION OF PHASE II LAND — [Lot 3R-2, Block E
of Final Plat of Centex Office Campus North, filed in Cabinet U,
Page 45, Plat Records, Denton County, Texas, and Volume 2001204,
Page 00016, Plat Records, Dallas County, Texas.]
     B. Grantee is the owner in fee of certain real property located in Denton County, Texas (the “Grantee Property”), being more particularly described as follows:
REPLACE WITH NEW DESCRIPTION OF PHASE III LAND — [Lot 3R-1A, Block
E of Final Plat of Centex Office Campus North, filed in Cabinet U,
Page 45, Plat Records, Denton County, Texas, and Volume 2001204,
Page 00016, Plat Records, Dallas County, Texas.]
     C. Grantor and Grantee desire to enter into this Agreement for the purpose of providing a means of ingress and egress to the Grantee Property.
AGREEMENT
     NOW, THEREFORE; for and in consideration of the sum of Ten and No/100 Dollars ($10-.00) in hand paid by Grantee to Grantor, and for the sealing and delivery of these presents, the mutual covenants — and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereto intending to be legally bound, do hereby covenant and agree as follows:
ARTICLE I — EASEMENT
     1.1 Declaration and Grant of Access Easement. Grantor hereby grants and conveys unto Grantee, for the benefit of the Grantee Property, a non-exclusive, perpetual easement (the “Access Easement”) over, across, and upon a portion of the Grantor Property being more

1

particularly described on Exhibit “A” attached hereto and incorporated herein by reference (the “Access Easement Area”). The Access Easement is for the limited purpose of permitting pedestrian and vehicular ingress and egress to and from the Grantee Property over a driveway (the “Common Driveway”) situated upon the Grantor Property. Grantee and its respective employees, agents, tenants, licensees, and invitees will have the right to use the Common Driveway. However, Grantee will not have the right to use any portion of the Access Easement Area or the Common Driveway for construction activities or the movement of construction vehicles relating to any construction activities conducted on the Grantee Property.
     1.2 Removal of Parking Spaces. Upon at least 5 business days written notice to Grantor, Grantee will have the right, at Grantee’s sole cost and expense, to enter upon the Grantor Property and remove the curbs and up to 5 parking spaces, if necessary, in the areas identified as “Future Access Drive” on Exhibit “A” within the Access Easement Area to connect the Common Driveway to the access drives on the Grantee Property; provided (a) Grantee shall complete such work promptly and shall not unreasonably interfere with the use of the Grantor Property by Grantor or its tenants; (b) Grantee shall construct, replace and provide, at Grantee’s sole cost and expense, in a location to be approved by Grantor (in its reasonable discretion) in writing prior to the removal of any existing curbs or parking spaces, 1 parking space on the Grantor Property for each parking space removed by Grantee so long as the construction of such space(s) is permitted under applicable governmental requirements and is feasible without incurring unusually high construction costs (e.g., the cost to build a retaining wall or structured parking); (c) Grantee shall restore and repair, at Grantee’s sole cost and expense, the Grantor Property affected by such work to a comparable condition after completion of Grantee’s work herein (including, without limitation, landscaping thereon); (d) Grantee shall indemnify, defend and hold harmless Grantor from and against all costs, expenses, liens and claims (including, without limitation, reasonable attorney’s fees) relating to the work of Grantee referenced in this Section 1.2; and (e) the work performed by Grantee under this Section 1.2 must not cause the Grantor Property to contain less than 1,170 parking spaces.
     1.3 Maintenance. Grantor agrees to undertake and perform any and all maintenance and repair work within the Access Easement Area that may from time to time be reasonably necessary with regard to the Common Driveway in order to maintain the Common Driveway in good condition and repair. If Grantor fails to perform the maintenance obligations created pursuant to this Section 1.3 for a period of 30 days after notice from Grantee of such failure, then Grantee will have the right (but not the obligation) to perform such maintenance.
     1.4 Maintenance Costs. The cost of the maintenance and repair work described in Section 1.3 hereof (the “Costs”) will be shared by Grantor and Grantee based on the number of parking spaces on the Grantor Property and the Grantee Property (expressed as a fraction of the total number of parking spaces on both properties). For example, if the Grantor Property has 1,170 parking spaces and the Grantee Property has 390 parking spaces (a total of 1,560 parking spaces), then Grantor will pay 3/4” or 75% of the Costs and Grantee will pay 1/4th or 25% of the Costs. If either Grantor or Grantee performs any maintenance or repairs within the Access Easement Area pursuant to Section 1.3, then following, such maintenance or repair the performing party may deliver to the non-performing party itemized invoices of the Costs incurred and the non-performing party must reimburse the performing party for its share of such Costs within 30 days after the receipt of such invoices. In all cases where reimbursement is

2

required by either Grantor or Grantee, interest shall accrue on the portion of the Costs payable by such party at the rate of 12% per annum beginning 30 days from the date such party receives the itemized invoices. If either Grantor or Grantee performs maintenance or repair work within the Access Easement Area and fails to deliver invoices to the other party within 12 months after the date of such performance, then the non-performing party will not be obligated to reimburse the performing party for any portion of the Costs incurred. As used herein, the term “Costs” includes only the actual and reasonable costs of performing maintenance and repairs within the Access Easement Area and does not include any other costs associated with the ownership of the Access Easement Area (including, without limitation, property taxes, insurance premiums, or other similar expenses).
     1.5 Assumption of Risk; Indemnification; Insurance.
          (a) Grantee assumes the risk of loss arising out of its use of the Access Easement Area and releases and discharges Grantor, its successors and assigns, and their respective directors, officers, shareholders, partners, members, agents, servants, employees and contractors (collectively, with Grantor, the “Grantor Group”) from any and all claims, losses, liabilities, damages and demands by Grantee for damage to either person or property, including bodily injury and death, or loss of business or income, arising out of use by Grantee, its tenants, agents and contactors and their respective employees, invitees and guests (collectively, with Grantee, the “Grantee Parties”) of the Access Easement Area or the physical condition of the Access Easement Area. However, nothing herein shall be construed to release the Grantor Group or any of them from any liability for their own negligence or willful misconduct.
          (b) Grantee shall indemnify, protect, defend and hold harmless the Grantor Group and each of them from and against any and all actions, causes of action, claims, demands, liabilities, losses, damages, costs and expenses, including but not limited to reasonable attorney’s fees, court costs and litigation expenses (collectively, “Claims”), caused by the use of the Access Easement Area by any of the Grantee Parties, including any Claims based upon any accidents occurring on or about the Access Easement Area involving any of the Grantee. Parties. However, the Grantor Group shall not be indemnified to the extent that any Claims arise out of the negligence or willful misconduct of the Grantor Group or any of them.
          (c) Grantee shall maintain in effect at all times, or if the Grantee Property is occupied by a tenant, will cause its tenant to maintain in effect, commercial general liability insurance and commercial automobile liability insurance (each written on a primary and non-contributory basis) in commercially reasonable amounts; provided, each liability policy shall contain a minimum combined single limit of at least $2,000,000.00 per occurrence. Grantee agrees to name Grantor’s mortgagee and any tenant of the Grantor Property as an additional insured on any liability insurance policies carried by Grantee pursuant to this Section 1.5(c). Grantee agrees that the insurance policies required to be maintained hereunder by Grantee shall be issued by financially responsible insurance companies which are qualified to do business in the State of Texas and Grantee shall, upon request of Grantor, cause to be furnished to Grantor a certificate providing such information as reasonably requested evidencing the existence and limits of its insurance coverage, which certificate shall be delivered within 15 days following such request. In the event Grantee fails to comply with the provisions of this Section 1.5(c) and such failure continues for a period of 15 days following written notice to Grantee, Grantor may

3

cause such additional insurance policies to be issued as required hereby, in which event all costs and expenses incurred by such Grantor shall be reimbursed by Grantee within 30 days following the written request for such reimbursement.
     1.6 Speed Control Mechanisms. Grantor reserves the right to install, at its sole cost and expense, speed bumps or other reasonable speed control mechanisms within the Access Easement Area.
ARTICLE 2 — EFFECT OF INSTRUMENT
     2.1 Mortgage Subordination. Any mortgage, security deed, or deed of trust affecting any portion of the property affected hereby (collectively, a “Mortgage”) shall at all times be subject and subordinate to the terms of this Agreement and any party foreclosing any such Mortgage, or acquiring title by deed in lieu of foreclosure or trustee’s sale, shall acquire title subject to all of the terms and provisions of this Agreement. However, no breach of the covenants, conditions or restrictions contained in this Agreement shall affect, impair, defeat or render invalid the lien or charge of any Mortgage, and neither any mortgagee, beneficiary nor other person acquiring title to any part of the property affected hereby by foreclosure, deed in lieu of foreclosure or otherwise shall have any liability for obligations under this Agreement arising prior to its acquisition of title. Neither a mortgagee nor beneficiary of a Mortgage nor any person acquiring title to any part of the property affected hereby by foreclosure of such Mortgage or deed in lieu of foreclosure shall be bound by any amendment of this Agreement made without the consent of such mortgagee or beneficiary, as the case may be.
     2.2 Binding Effect. Any transferee of any property or portion of any property affected hereby shall automatically be deemed, by acceptance of the title to such property, to have assumed all rights and obligations of this Agreement, relating thereto to the extent of its interest in its respective property occurring after the date of such acceptance and to have agreed with the then owners of all other properties affected hereby to execute any and all instruments and to do any and all things reasonably required to carry out the intention of this Agreement, and the transferor shall upon the completion of such transfer be relieved of all further liability under this Agreement except liability with respect to matters that may have arisen during its period of ownership of the property so conveyed that remain unsatisfied. Nothing set forth herein shall impose, or be deemed to impose, any obligations (including, without limitation, any construction obligations) as to any party or property burdened hereby, unless such obligations are expressly set forth herein.
     2.3 Non-Dedication. Nothing contained in this Agreement shall be deemed to be a gift or dedication of any property affected hereby, or any portion thereof, to the general public or for any public use or purpose whatsoever, it being the intention of the Agreement and its successors-in-title that nothing in this Agreement, expressed or implied, shall confer upon any person, other than the parties hereto and their successors-in-title, any rights or remedies under or by reason of this Agreement.
     2.4 Running with the Land. The easements, covenants, and obligations created herein are intended to run with title to the Grantor Property and Grantee Property and such rights, easements, covenants, and obligations shall inure to the benefit of and burden the successors in

4

interest to Grantor and Grantee, including, without limitation, all future owners and ground lessees of the Grantor Property and the Grantee Property.
ARTICLE 3 — NOTICES
     3.1 Notices. Each notice (“Notice”) shall be in writing and shall be, at the option of the party giving the Notice, deemed to have been properly given or served if (i) personally delivered, (ii) by overnight delivery service (including FedEx), or (iii) transmitted by postage prepaid, certified mail, return receipt requested, and addressed as hereinafter provided. Any Notice shall be deemed to have been given on (x) the date of receipt if delivered personally or (y) the day it shall have been posted if transmitted by mail. Delivery by a commercial courier or express mail service shall be deemed personal delivery effective when provided to such service for delivery. The time period for any response to a Notice or action in connection therewith shall not commence to run, however, until actual receipt or rejection or inability to deliver such Notice. By giving to the other parties at least 10 days’ Notice thereof, any party shall have the right from time to time during the term of this Agreement to change the address(es) thereof and to specify as the address(es) thereof any other address(es) within the United States of America. Notices shall be addressed as set forth herein below.

To Grantor:	Centex Office Vista Ridge Lewisville II, L.P. 2728 North Harwood Street Dallas, Texas 75201 Attn: Project Manager

To Grantee:	Centex Office Vista Ridge Lewisville III, L.P. 2728 North Harwood Street Dallas, Texas 75201 Attn: Project Manager
ARTICLE 4 — MISCELLANEOUS
     4.1 Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be to any extent held invalid, inoperative or unenforceable, the remainder of this Agreement, or the application of such provision to any other persons or circumstances, shall not be affected thereby; it shall not be deemed that any such invalid provision affects the consideration for this Agreement; and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
     4.2 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Texas.
     4.3 Headings. The Article headings in this Agreement are for convenience only, shall in no way define or limit the scope or content of this Agreement, and shall not be considered in any construction or interpretation of this Agreement or any part thereof.
     4.4 No Partnership. Nothing in this Agreement shall be construed to make any of the parties hereto partners or joint venturers or render any of said parties liable for the debts or obligations of any other party.

5

     4.5 Exhibits. This Agreement shall be deemed to include all exhibits attached hereto, which exhibits are incorporated herein by reference, and shall be binding upon and inure to the benefit of the parties hereto and their successors-in-title.
     4.6 Amendments. The provisions of this Agreement may be abrogated, modified, rescinded or amended in whole or in part only by a written instrument duly executed, delivered, and recorded that is entered into by the parties hereto, or their respective successors, assigns, or successors-in-title.
     4.7 Estoppel. Any party hereto may, at any time and from time to time, in connection with the sale or transfer of its respective property or in connection with the financing or refinancing of its respective property by a bona fide mortgage or sale and leaseback made in good faith and for value, deliver a written notice to the other party or its successors-in-title requesting such party to execute a certificate certifying that such party making such request is not in default in the performance of its obligations under this Agreement, or, if in default, describing therein the nature and amount of any default. The party receiving such request shall execute and return such certificate within 30 days following its receipt thereof. Such certificate may be relied upon by all transferees, mortgagees, and security deed holders.
     4.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement and the signatures of any party to any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart.
     4.9 Attorney’s Fees. In the event of any litigation between the parties arising out of this Agreement or the Access Easement Area, the prevailing party shall be entitled to recover its reasonable attorney’s fees, court costs and litigation expenses.

6

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

GRANTOR:

CENTEX OFFICE VISTA RIDGE LEWISVILLE II, L.P., a Delaware limited partnership

By:	Centex Office General Partner, LLC, a Delaware limited liability company, its sole general partner

By:
Name:
Title:

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
     On ___________________, 2003, before me, the undersigned, personally appeared __________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

My commission expires:
Notary Public — State of Texas
Printed Name: _____________

[Continued on following page]

7

GRANTEE:

CENTEX OFFICE VISTA RIDGE LEWISVILLE II, L.P., a Delaware limited partnership

By:	Centex Office General Partner, LLC, a Delaware limited liability company, its sole general partner

By:
Name:
Title:

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
     On ___________________, 2003, before me, the undersigned, personally appeared __________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

My commission expires:
Notary Public — State of Texas
Printed Name: _____________

8

EXHIBIT “A”
ACCESS EASEMENT AREA

EXHIBIT “A” — Cover Page

EXHIBIT “I”
SIGNAGE EASEMENT

EXHIBIT “I”, Signage Easement — Solo Page

AFTER RECORDING RETURN TO:
Centex Development Company, L.P.
2728 N. Harwood
Dallas, Texas 75201
Attn: Jay M. Thompson
SIGNAGE AND ENTRY EASEMENT AGREEMENT
     THIS SIGNAGE AND ENTRY EASEMENT AGREEMENT (this “Agreement”) is made and entered into as of ___, 2003, by and between CENTEX OFFICE VISTA RIDGE LEWISVILLE II, L.P., a Delaware limited partnership (“Grantor”), and CENTEX OFFICE VISTA RIDGE LEWISVILLE III, L.P., a Delaware limited partnership (“Grantee”).
RECITALS
     A. Grantor is the owner in fee of certain real property located in Denton County, Texas (the “Grantor Property”) being more particularly described as follows:
REPLACE WITH NEW DESCRIPTION OF PHASE II LAND — [Lot 3R-2, Block E of Final Plat of Centex Office Campus North, filed in Cabinet U, Page 45, Plat Records, Denton County, Texas, and Volume 2001204, Page 00016, Plat Records, Dallas County, Texas.]
     B. Grantee is the owner in fee of certain real property located in Denton County, Texas (the “Grantee Property”) being more particularly described as follows:
REPLACE WITH NEW DESCRIPTION OF PHASE III LAND — [Lot 3R-1A, Block E of Final Plat of Centex Office Campus North, filed in Cabinet U, Page 45, Plat Records, Denton County, Texas, and Volume 2001204, Page 00016, Plat Records, Dallas County, Texas.]
     C. Grantor and Grantee desire to enter into this Agreement for the purpose of allowing Grantee to erect and maintain a sign on the Grantor Property for the benefit of the Grantee Property.
AGREEMENT
     NOW, THEREFORE, for and in consideration of the sum of Ten and No/100 Dollars ($10.00) in hand paid by Grantee to Grantor, and for the sealing and delivery of these presents, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereto intending to be legally bound, do hereby covenant and agree as follows:

1

ARTICLE I — EASEMENT
     1.1 Declaration and Grant of Signage and Entry Easement. Grantor hereby grants and conveys unto Grantee, for the benefit of the Grantee Property, a non-exclusive, perpetual easement (the “Easement”) over, across, and upon a portion of the Grantor Property shown as the “10’ x 10’ Sign Reservation Area” on Exhibit “A” attached hereto and incorporated herein by reference (the “Easement Area”). The Easement is for the limited purpose of enabling Grantee to (i) construct, inspect, maintain, repair, remove, and reconstruct a sign (the “Sign”) within the Easement Area that identifies the buildings on the Grantee Property (or their occupants), and (ii) enter upon the Grantor Property (after at least two (2) business days notice to Grantor) to access the Easement Area for such purposes. Grantor must not permit the construction or placement of any improvements or items upon the Grantor Property that adversely affect the visibility of the Sign from the roadway adjacent to the Grantor Property.
     1.2 Approval of Signage. Prior to constructing the Sign, Grantee must deliver to Grantor for its approval plans and specifications detailing the size and color scheme of the Sign and the type of construction materials to be used. The dimensions of the sign must not exceed the lesser of (i) the dimensions of the existing “Business Sign” shown on Exhibit “A”, or (ii) 10 feet in width, 6 feet in height, and 3 feet in depth. Grantor must not unreasonably withhold or condition its approval, and acting in good faith, Grantor must approve or disapprove such plans and specifications within 10 business days after receipt thereof. The failure of Grantor to disapprove the plans and specifications within such 10 business day period will constitute approval by Grantor. If Grantor, acting in good faith, disapproves such plans and specifications, Grantor specifically must identify its objections and Grantee must revise such plans and specifications to address Grantor’s objections and re-submit the same to Grantor for approval within 10 days thereafter. The foregoing process will be implemented repeatedly until, acting in good faith, Grantor and Grantee have agreed to plans and specifications for the Sign. Following the approval (or deemed approval) by Grantor, Grantee may construct the Sign within the Easement Area, at Grantee’s sole cost and expense, in accordance with all applicable laws. Grantee shall promptly pay all costs related to construction of the Sign, and Grantee shall indemnify, defend and hold harmless Grantor from and against any and all costs, liens, claims or expenses relating to the Sign.
     1.3 Maintenance.
          (a) Grantor agrees to undertake and perform any and all maintenance and repair work within the Easement Area (excluding maintenance and repair of the Sign itself) that may from time to time be reasonably necessary to maintain the Easement Area in good condition and repair (such as, without limitation, mowing the lawn and maintaining any irrigation equipment and landscaping). If Grantor fails to perform such maintenance or repair work for a period of 30 days after notice from Grantee of such failure, then Grantee will have the right (but not the obligation) to perform such work.
          (b) Grantee agrees to undertake and perform any and all maintenance and repair work pertaining to the Sign that may from time to time be reasonably necessary to maintain the Sign in good condition and repair, in a clean and sightly condition and in accordance with all applicable laws. If Grantee fails to perform such maintenance or repair work

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for a period of 30 days after notice from Grantor of such failure, then Grantor will have the right (but not the obligation) to perform such work. However, Grantor will not have the right to remove or tear down the Sign.
          (c) Other than (i) maintenance and repairs intended to return the Sign to substantially its original condition, and (ii) changes to the graphics of the individual sign panels within the Sign, the Grantee shall not change any aspect of the appearance of the Sign without the prior written consent of the Grantor, which consent shall not be unreasonably withheld.
     1.4 Maintenance Costs. The cost of the maintenance and repair work described in Section 1.3(a) will be borne solely by Grantor and the cost of the maintenance and repair work described in Section 1.3(b) will be borne solely by Grantee. If either Grantor or Grantee performs any maintenance or repairs within the Easement Area following notice of non-performance to the other party pursuant to Section 1.3, then following such maintenance or repair the performing party may deliver to the non-performing party itemized invoices of the Costs (as hereinafter defined) incurred and the non-performing party must reimburse the performing party for its share of such Costs within 30 days after the receipt of such invoices. In all cases where reimbursement is required by either Grantor or Grantee, interest shall accrue on the portion of the Costs payable by such party at the rate of 12% per annum beginning 30 days from the date such party receives the itemized invoices. If either Grantor or Grantee performs maintenance or repair work within the Easement Area and fails to deliver invoices to the other party within 12 months after the date of such performance, then the non-performing party will not be obligated to reimburse the performing party for any portion of the Costs incurred. As used herein, the term “Costs” includes only the actual and reasonable costs of performing maintenance and repairs within the Easement Area and does not include any other costs associated with the ownership of the Easement Area (including, without limitation, property taxes, insurance premiums, or other similar expenses).
     1.5 Assumption of Risk; Indemnification; Insurance
          (a) Grantee assumes the risk of loss arising out of its use of the Easement Area and releases and discharges Grantor, its successors and assigns, and their respective directors, officers, shareholders, partners, members, agents, servants, employees and contractors (collectively, with Grantor, the “Grantor Group”) from any and all claims, losses, liabilities, damages and demands by Grantee for damage to either person or property, including bodily injury and death, or loss of business or income, arising out of use by Grantee, its tenants, agents and contractors and their respective employees, invitees and guests (collectively, with Grantee, the “Grantee Parties”) of the Easement Area or the physical condition of the Easement Area. However, nothing herein shall be construed to release the Grantor Group or any of them from any liability for their own negligence or willful misconduct.
          (b) Grantee shall indemnify, protect, defend and hold harmless the Grantor Group and each of them from and against any and all actions, causes of action, claims, demands, liabilities, liens, losses, damages, costs and expenses, including but not limited to reasonable attorney’s fees, court costs and litigation expenses (collectively, “Claims”), caused by the use of the Easement Area by any of the Grantee Parties, including any Claims based upon any accidents occurring on or about the Easement Area involving any of the Grantee Parties. However, the

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Grantor Group shall not be indemnified to the extent that any Claims arise out of the negligence or willful misconduct of the Grantor Group or any of them.
          (c) Grantee shall maintain in effect at all times, or if the Grantee Property is occupied by a tenant, will cause its tenant to maintain in effect, commercial general liability insurance and commercial automobile liability insurance (each written on a primary and non-contributory basis) in commercially reasonable amounts; provided, each liability policy shall contain a minimum combined single limit of at least $2,000,000.00 per occurrence. Grantee agrees to name Grantor, Grantor’s mortgagee and any tenant of the Grantor Property as an additional insured on any liability insurance policies carried by Grantee pursuant to this Section 1.5(c). Grantee agrees that the insurance policies required to be maintained hereunder by Grantee shall be issued by financially responsible insurance companies which are qualified to do business in the State of Texas and Grantee shall, upon request of Grantor, cause to be furnished to Grantor a certificate providing such information as reasonably requested evidencing the existence and limits of its insurance coverage, which certificate shall be delivered within 15 days following such request. In the event Grantee fails to comply with the provisions of this Section 1.5(c) and such failure continues for a period of 15 days following written notice to Grantee, Grantor may cause such additional insurance policies to be issued as required hereby, in which event all cost and expenses incurred by such Grantor shall be reimbursed by Grantee within 30 days following the written request for such reimbursement.
ARTICLE 2 — EFFECT OF INSTRUMENT
     2.1 Mortgage Subordination. Any mortgage, security deed, or deed of trust affecting any portion of the property affected hereby (collectively, a “Mortgage”) shall at all times be subject and subordinate to the terms of this Agreement and any party foreclosing any such Mortgage, or acquiring title by deed in lieu of foreclosure or trustee’s sale, shall acquire title subject to all of the terms and provisions of this Agreement. However, no breach of the covenants, conditions or restrictions contained in this Agreement shall affect, impair, defeat or render invalid the lien or charge of any Mortgage, and neither any mortgagee, beneficiary nor other person acquiring title to any part of the property affected hereby by foreclosure, deed in lieu of foreclosure or otherwise shall have any liability for obligations under this Agreement arising prior to its acquisition of title. Neither a mortgagee nor beneficiary of a Mortgage nor any person acquiring title to any part of the property affected hereby by foreclosure of such Mortgage or deed in lieu of foreclosure shall be bound by any amendment of this Agreement made without the consent of such mortgagee or beneficiary, as the case may be.
     2.2 Binding Effect. Any transferee of any property or portion of any property affected hereby shall automatically be deemed, by acceptance of the title to such property, to have assumed all rights and obligations of this Agreement relating thereto to the extent of its interest in its respective property occurring after the date of such acceptance and to have agreed with the then owners of all other properties affected hereby to execute any and all instruments and to do any and all things reasonably required to carry out the intention of this Agreement, and the transferor shall upon the completion of such transfer be relieved of all further liability under this Agreement except liability with respect to matters that may have arisen during its period of ownership of the property so conveyed that remain unsatisfied. Nothing set forth herein shall impose, or be deemed to impose, any obligations (including, without limitation, any construction

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obligations) as to any party or property burdened hereby, unless such obligations are expressly set forth herein.
     2.3 Non-Dedication. Nothing contained in this Agreement shall be deemed to be a gift or dedication of any property affected hereby, or any portion thereof, to the general public or for any public use or purpose whatsoever, it being the intention of the Agreement and its successors-in-title that nothing in this Agreement, expressed or implied, shall confer upon any person, other than the parties hereto and their successors-in-title, any rights or remedies under or by reason of this Agreement.
     2.4 Running with the Land. The easements, covenants, and obligations created herein are intended to run with title to the Grantor Property and Grantee Property and such rights, easements, covenants, and obligations shall inure to the benefit of and burden the successors in interest to Grantor and Grantee, including, without limitation, all future owners and ground lessees of the Grantor Property and the Grantee Property.
ARTICLE 3 — NOTICES
     3.1 Notices. Each notice (“Notice”) shall be in writing and shall be, at the option of the party giving the Notice, deemed to have been properly given or served if (i) personally delivered, (ii) by overnight delivery service (including FedEx), or (iii) transmitted by postage prepaid, certified mail, return receipt requested, and addressed as hereinafter provided. Any Notice shall be deemed to have been given on (x) the date of receipt if delivered personally or (y) the day it shall have been posted if transmitted by mail. Delivery by a commercial courier or express mail service shall be deemed personal delivery effective when provided to such service for delivery. The time period for any response to a Notice or action in connection therewith shall not commence to run, however, until actual receipt or rejection or inability to deliver such Notice. By giving to the other parties at least 10 days’ Notice thereof, any party shall have the right from time to time during the term of this Agreement to change the address(es) thereof and to specify as the address(es) thereof any other address(es) within the United States of America. Notices shall be addressed as set forth herein below.

To Grantor:	Centex Office Vista Ridge Lewisville II, L.P. 2728 North Harwood Street Dallas, Texas 75201 Attn: Project Manager

To Grantee:	Centex Office Vista Ridge Lewisville III, L.P. 2728 North Harwood Street Dallas, Texas 75201 Attn: Project Manager
ARTICLE — MISCELLANEOUS
     4.1 Severability. If any provision of this Agreement, or the application thereof to any person or circumstance, shall be to any extent held invalid, inoperative or unenforceable, the remainder of this Agreement, or the application of such provision to any other persons or circumstances, shall not be affected thereby; it shall not be deemed that any such invalid

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provision affects the consideration for this Agreement; and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.
     4.2 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Texas.
     4.3 Headings. The Article headings in this Agreement are for convenience only, shall in no way define or limit the scope or content of this Agreement, and shall not be considered in any construction or interpretation of this Agreement or any part hereof.
     4.4 No Partnership. Nothing in this Agreement shall be construed to make any of the parties hereto partners or joint venturers or render any of said parties liable for the debts or obligations of any other party.
     4.5 Exhibits. This Agreement shall be deemed to include all exhibits attached hereto, which exhibits are incorporated herein by reference, and shall be binding upon and inure to the benefit of the parties hereto and their successors-in-title.
     4.6 Amendments. The provisions of this Agreement may be abrogated, modified, rescinded or amended in whole or in part only by a written instrument duly executed, delivered, and recorded that is entered into by the parties hereto, or their respective successors, assigns, or successors-in-title.
     4.7 Estoppel. Any party hereto may, at any time and from time to time, in connection with the sale or transfer of its respective property or in connection with the financing or refinancing of its respective property by a bona fide mortgage or sale and leaseback made in good faith and for value, deliver a written notice to the other party or its successors-in-title requesting such party to execute a certificate certifying that such party making such request is not in default in the performance of its obligations under this Agreement, or, if in default, describing therein the nature and amount of any default. The party receiving such request shall execute and return such certificate within 30 days following its receipt thereof. Such certificate may be relied upon by all transferees, mortgagees, and security deed holders.
     4.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement and the signatures of any party to any counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart.
     4.9 Attorney’s Fees. In the event of any litigation between the parties arising out of this Agreement or the Easement Area, the prevailing party shall be entitled to recover its reasonable attorney’s fees, court costs and litigation expenses.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

GRANTOR:

CENTEX OFFICE VISTA RIDGE LEWISVILLE II, L.P., a Delaware limited partnership

By:	Centex Office General Partner, LLC, a Delaware limited liability company, its sole general partner

By:
Name:
Title:

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
     On ___________________, 2003, before me, the undersigned, personally appeared __________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Notary Public — State of Texas
[Continued on following page]

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GRANTEE:

CENTEX OFFICE VISTA RIDGE LEWISVILLE II, L.P., a Delaware limited partnership

By:	Centex Office General Partner, LLC, a Delaware limited liability company, its sole general partner

By:
Name:
Title:

STATE OF TEXAS	§
§
COUNTY OF DALLAS	§
     On ___________________, 2003, before me, the undersigned, personally appeared __________________________, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person whose name is subscribed to the within instrument, and acknowledged to me that he/she executed the same in his/her authorized capacity, and that by his/her signature on the instrument the person, or the entity upon behalf of which the person acted, executed the instrument.

Notary Public — State of Texas